SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Amendment 2 to
FORM SB-2
Registration Statement
Under the Securities Act of 1933

CROSS ATLANTIC COMMODITIES, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    Nevada                           5159                 76-0768756
(State or other jurisdiction   (Primary Standard       I.R.S. Employer
   of incorporation or      Industrial Classification   Identification
     organization)                Code Number)              Number)

                                              Michael Enemaerke
245 Park Avenue, 39th Floor                   1282 Camellia Circle
   New York, NY 10167                            Weston, FL 33326
     212-672-1869                                 212-672-1869
(Address, and telephone number)          (Name, address and telephone
                                         number of principal executive
                                         offices) of agent for service)

                         Copies to:
                   Ms. Jody Walker ESQ.
                 7841 South Garfield Way
                    Littleton, CO 80122
             Phone 303-850-7637 Fax 303-220-9902

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [x]

        CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF   AMOUNT     PROPOSED         PROPOSED
SECURITIES TO BE         BEING      MAXIMUM           MAXIMUM      AMOUNT OF
REGISTERED               REGISTERED OFFER PRICE      AGGREGATE    REGISTRATION
                                    PER SHARE        OFFER PRICE      FEE(2)
Common Stock       2,000,000  $5.00    $10,000,000  $1,177.00
Common Stock(1)    2,189,690  $5.00(2)  10,948,450   1,288.63
                   ---------            ----------  ---------
Total              4,189,690           $20,948,450  $2,465.63

(1) Represents common stock being registered on behalf of Selling
     Security Holder.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a), (c) and (g) under the Securities Act of 1933, as amended.

   The registrant amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the SEC, acting in accordance with Section 8(a), may determine.

Preliminary Prospectus Dated January 12, 2005    SUBJECT TO COMPLETION

Up to 2,000,000 common shares at $5.00 per common shares, and
2,189,690 common shares on behalf of selling security holders

Cross Atlantic Commodities, Inc.

We are registering 2,000,000 common shares for the aggregate offering price of $10,000,000 and 2,189,690 common shares on behalf of selling security holders. We will not receive any cash or other proceeds in connection with the subsequent sale by the selling security holders.

The primary offering will commence on the effective date of this
prospectus and will terminate on or before December 31, 2006.   In our
sole discretion, we may terminate the primary offering before all of
the common shares are sold.   The secondary offering by selling
shareholders shall commence upon termination of the primary offering.

There is no market for our securities.   Our common stock is presently
not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

We will sell the common shares ourselves and do not plan to use
underwriters or pay any commissions.   We will be selling our common
shares using our best efforts.   No one has agreed to buy any of our
common shares. There is no minimum amount of common shares we must sell so no money raised from the sale of such common shares will go into escrow, trust or another similar arrangement.

The 2,189,690 common shares included in this prospectus may be offered
and sold directly by the selling security holders.    The selling
security holders must sell at a fixed price of $5.00 until our shares
are quoted on the OTC Bulletin Board.   Thereafter, the selling
security holders may sell at prevailing prices or privately negotiated prices. We will not control or determine the price at which a selling security holder decides to sell its shares. Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under applicable state law or that an exemption from registration is available.

Consider carefully the risk factors beginning on page 7 in this prospectus.

Neither the SEC nor any state securities commission has approved these common shares or determined that this prospectus is accurate or
complete.   Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed
with the Securities and Exchange Commission is effective.   This
prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  TABLE OF CONTENTS

Prospectus summary                                                          6
Risk Factors                                                                7
   -  Our auditors have expressed a going concern opinion
   -  We cannot offer any assurance as to our future financial results
   -  Because our business is highly dependent upon a single commodity
   -  If our hedging policy is not effective, we may not be able to control our coffee costs
   -  Since we rely heavily on common carriers to ship our coffee
   -  The potential termination of our commodities contract with
          Victoria Coffees
   -  Increases in the cost of high quality coffee beans could reduce
   -  Disruptions in the supply of coffee could result in a deterioration
   -  Adverse public or medical opinion about caffeine
   -  Changes in foreign policies could have an adverse effect
   -  Our success may depend on the ability of our distributors
   -  We depend on agreements from third parties
   -  We do not have a public market for our securities
   -  Your vote will not affect the outcome of any shareholder vote
   -  We do not meet the requirements for our stock to be
        quoted on NASDAQ, AMEX, or any other senior exchange
   -  The initial price of $5.00 may have little or no relationship to market price
   -  Future sales by our stockholders could cause the stock price to decline
   -  We are dependent on Michael Enemaerke and Kim Beck-Nielsen, key management personnel
   -  Our major competitors could negative impact our revenues
   -  Changes in foreign policies could have an adverse effect on our operations
   -  Our success may depend on the ability of our distributors
-  Changes in the foreign exchange rate would negatively effect on profitability
   -  We will depend on agreements with from third parties
   -  The selling shareholders may have liability because of their status as underwriters
Forward Looking Statements                                                 12
Selling Security Holders                                                   13
Business                                                                   15
Use of proceeds                                                            23
Dilution                                                                   24
Dividend policy                                                            25
Determination of offering price                                            25
Management's discussion and analysis of financial
  condition and results of operations                                      25
Management                                                                 31
Security Ownership of Certain Beneficial
   Owners and Management                                                   34
Certain Relationships and Related Transactions                             35
Description of capital stock                                               35
Shares eligible for future sale                                            36
Plan of distribution                                                       37


Disclosure of Commission position on indemnification                       40
     for Securities Act liabilities
Market for common equity and related stockholder matters                   40
Experts                                                                    40
Legal Proceedings                                                          41
Legal Matters                                                              41
Where you can find more information                                        41

                Prospectus Summary

To understand this offering fully, you should read the entire prospectus carefully, including the risk factors beginning on page 7 and the financial statements.

Cross Atlantic          Cross Atlantic?s executive offices are located
at 245 Park Avenue, 39th Floor, New York, New
York 10167 and its telephone number is 212-672-
1869.

Operations.             Cross Atlantic imports, delivers and sells
coffee and coffee related products.

Common stock
Outstanding.            20,549,200

Common Shares being
   Offered               2,000,000

Common shares being
  registered on
  behalf of selling
  security holders       2,189,690

Offering Period.        The primary offering will commence on the
effective date of this prospectus and will
terminate on or before December 31, 2006.   In
our sole discretion, we may terminate the
primary offering before all of the common
shares are sold.   The secondary offering by
selling shareholders shall commence upon termination of the primary offering.

Sales by Selling
Security Holders        The selling security holders must sell at a fixed
price of $5.00 until our shares are quoted on the
OTC Bulletin Board.   Thereafter, the selling
security holders may sell at prevailing prices or privately negotiated prices.

We are registering common shares on behalf of the
selling security holders in this prospectus.  We
will not receive any cash or other proceeds in
connection with the subsequent sales.   We are
not selling any common shares on behalf of selling security holders and have no control or affect on the selling security holders.

Market for our
common stock.           Our common stock is presently not traded on any
market or securities exchange and we have not
applied for listing or quotation on any public
market.   We can provide no assurance that
there will ever be an active market for our common stock.

                     Risk Factors

Cross Atlantic's business is subject to numerous risk factors, including the following.

1. Our auditors have expressed a going concern issue that notes Cross Atlantic's need for capital and/or revenues to survive as a business. You may lose your entire investment.

Our auditors have expressed reservations concerning our ability to continue as a going concern. We have not yet received any revenues and
will continue to incur losses.   You may lose your entire investment.

2. We cannot offer any assurance as to our future financial results. You may lose your entire investment.

We have not received any income from operations to date and future
financial results are uncertain.   We cannot assure you that Cross
Atlantic can operate in a profitable manner.  To date, we have an
accumulated deficit of $(346,176) as of September 30, 2005.   Even if
we obtain future revenues sufficient to expand operations, increased coffee prices or marketing expenses would adversely affect liquidity of Cross Atlantic.

3. Because our business is highly dependent upon a single commodity, coffee, any decrease in demand for coffee could materially adversely affect our revenues and profitability.

Our business is centered on essentially one commodity, coffee.   Our
operations are primarily focused on the sale of wholesale coffee.

Demand for our products is affected by:

   -   consumer tastes and preferences;
   -   national, regional and local economic conditions;
   -   demographic trends; and
   -   the type, number and location of competing products.

Because we rely on a single commodity, any decrease in demand for coffee would harm our business more than if we had more diversified product offerings and could materially adversely affect our revenues and operating results.

4. If our hedging policy is not effective, we may not be able to control our coffee costs, we may be forced to pay greater than market value for coffee and our profitability may be reduced.

The supply and price of coffee beans are subject to volatility and are
influenced by numerous factors that are beyond our control.   We intend
to use short-term coffee futures and options contracts for the purpose of hedging the effects of changing coffee prices.

Although the use of hedging may enable us to mitigate the effect of changing prices, no strategy is effective to eliminate the pricing risks and we generally remain exposed to loss on futures contracts when prices decline significantly in a short period of time, and we generally remain exposed to supply risk in the event of non-performance
by the counter-parties to any futures contracts.   Our hedging strategy
and the hedges that we enter into may not adequately offset the risks of coffee bean price volatility and our hedges may result in losses. Failure to properly design and implement an effective hedging strategy may materially adversely affect our business and operating results.
In this case, our cost of sales may increase, resulting in a decrease in profitability.

5. Since we rely heavily on common carriers to ship our coffee on a daily basis, any disruption in their services or increase in shipping costs could adversely affect our relationship with our customers, which could result in reduced revenues, increased operating expenses, a loss of customers or reduced profitability.

We rely on a number of common carriers to deliver coffee to our
customers and to deliver coffee beans to us.   We have no control over
these common carriers and the services provided by them may be interrupted as a result of labor shortages, contract disputes and other
factors.   If we experience an interruption in these services, we may be unable to ship our coffee in a timely manner, which could reduce our
revenues and adversely affect our relationship with our customers.   In
addition, a delay in shipping could require us to contract with alternative, and possibly more expensive, common carriers and could
cause orders to be cancelled or receipt of goods to be refused.   Any
significant increase in shipping costs could lower our profit margins or force us to raise prices, which could cause our revenue and profits to suffer.

6. The potential termination of our commodities contract with Victoria Coffees could result in increases in the cost of high quality coffee beans and could reduce our gross margin and profit.

We would have to try to find another supplier of high quality coffee beans if our commodities contract with Victoria Coffees was terminated
for any reason.    We cannot assure you that we would be able to obtain
high quality coffee at the same price level. As a result, our gross margin and profit would be reduced if we were unable to obtain coffee at an equal than or lesser cost.

7. Although we have a long-term contract with a supplier, other increases in the cost of high quality coffee beans could reduce our gross margin and profit.

Coffee is a traded commodity and, in general, its price can fluctuate depending on:

   -   weather patterns in coffee-producing countries;
   - economic and political conditions affecting coffee-producing countries, including acts of terrorism in such countries;
   -   foreign currency fluctuations; and
   - trade regulations and restrictions between coffee-producing countries and the United States.

If the cost of green coffee increases due to any of these factors, our margins could decrease and our profitability could suffer accordingly. When wholesale coffee prices increase rapidly or to significantly higher than normal levels, we are not always able to pass the price increases through to our customers on a timely basis, if at all, which adversely affects our operating margins and cash flow. We may not be able to recover any future increases in the cost of wholesale coffee.

Even if we are able to recover future increases, our operating margins and results of operations may still be materially and adversely affected by time delays in the implementation of price increases.

8. Disruptions in the supply of coffee could result in a deterioration of our relationship with our customers, decreased revenues or could impair our ability to grow our business.

Coffee is a commodity and its supply is subject to volatility beyond
our control.   Supply is affected by many factors in the coffee growing
countries including weather, political and economic conditions, acts of terrorism, as well as efforts by coffee growers to expand or form
cartels or associations.   If we are unable to procure a sufficient
supply of coffee, our sales would suffer.

Some of the coffee beans of the quality we purchase do not trade
directly on the commodity markets.   Rather, we purchase the coffee
beans that we use on a negotiated basis.   We depend on our
relationships with coffee brokers, exporters and growers for the supply
of our primary raw material, high quality coffee beans.   If any of our
relationships with coffee brokers, exporters or growers deteriorate, we may be unable to procure a sufficient quantity of high quality coffee
beans at prices acceptable to us or at all.   In such case, we may not
be able to fulfill the demand of our existing customers, supply new
wholesalers or expand other channels of distribution.   A raw material
shortage could result in a deterioration of our relationship with our customers, decreased revenues or could impair our ability to expand our business.

9. Adverse public or medical opinion about caffeine may reduce our sales and profits.

The health effects of caffeine are not fully understood.   A number of
research studies conclude or suggest that excessive consumption of caffeine may lead to an increased heart rate, restlessness and anxiety, depression, headaches, sleeplessness and other adverse health effects.

An unfavorable report on the health effects of caffeine or other compounds present in coffee could significantly reduce the demand for coffee, which could reduce our sales and profits.

10.   Changes in foreign policies could have an adverse effect on our
operations.   Our coffee suppliers are located in foreign countries.

Victoria Coffee, our main supplier, is located in Uganda.   Our other
suppliers are also located in foreign countries.   Changes in foreign
policies by international governments could have a material negative effect on our ability to procure the coffee.

11. Our success may depend on the ability of our distributors to implement viable marketing initiatives.

We intend to offer the majority of our products and services through a
network of independent distributors.   Our success is dependent upon
the ability of these distributors to implement viable marketing
initiatives.   Many of these distributors may carry products from
several different companies.   There is a risk that these distributors
will give priority to the products of other suppliers.   The reduction
or loss in sales by one or more of our key distributors, or the inability to attract new distributors, could have a material adverse effect on our business.

12   Changes in the foreign exchange rate could negatively affect our profitability.

We face foreign exchange rate exposure.   All of our coffee products
are bought and sold in United States Dollars. However, our supplier Victoria Coffee is paying the farmers in the local currency Uganda Shilling. A substantial fluctuation or collapse of the Uganda Shilling could impact Victoria Coffees ability to supply coffee to Cross Atlantic over shorter periods of time, since the farmers will store their monetary funds in coffee until the currency has been stabilized.

13. We depend on agreements from third parties and should there be any problems or delays, this could have a material adverse effect on our business.

We contract with third parties to supply, grade, ship and broker our
products.   We cannot assure you that, if we cannot continue to
contract with these parties on terms favorable to us, that we will be profitable.

14. We do not have a public market in our securities. If our common stock has no active trading market, you may not be able to sell your common shares at all.

We do not have a public market for our common shares. We are not listed on the pink sheets or the NASD Over-The-Counter Bulletin Board. We cannot assure you that an active public market will ever develop. Consequently, you may not be able to liquidate your investment in the event of an emergency or for any other reason.

15. Your vote may not affect the outcome of any shareholder vote since our principal stockholders will retain approximately 80% of our outstanding stock.

Upon the completion of this offering, Michael Enemaerke and Kim Beck-Nielsen, officers and directors and our principal stockholders will retain approximately 80% of our outstanding stock. For instance, they may be able to control the outcome of all stockholder votes, including votes concerning director elections, charter and by-law amendments and possible mergers, corporate control contests and other significant corporate transactions.

16. The tradability in our stock will be limited under the penny stock regulation.

The liquidity of our common stock would be restricted even after public listing if Cross Atlantic?s common stock falls within the definition of a penny stock.

Under the rules of the Securities and Exchange Commission, if the price of the company's common stock on the OTC Bulletin Board is below $5.00 per share, the company's common stock will come within the definition of a "penny stock." As a result, it is possible that Cross Atlantic?s common stock may become subject to the "penny stock" rules and
regulations.   Broker-dealers who sell penny stocks to certain types of
investors are required to comply with the Commission's regulations concerning the transfer of penny stock. These regulations require broker-dealers to:

   - Make a suitability determination prior to selling penny stock to the purchaser;
   -   Receive the purchaser's written consent to the transaction; and
   -   Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker/dealers to sell the company's common stock, and may affect the ability to resell the company's common stock.

17. The initial prices of $5.00 may have little or no relationship to the market price.

The offering price of the common shares has been arbitrarily determined without regard to the book value or market value of the common shares. The initial prices may have little no relationship to the market price.

18. Future sales by our stockholders could cause the stock price to decline.

Prior to the offering, there has been no market for our common stock. No predictions can be made of the effect, if any, that market sales of shares of common stock or the availability of such shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of our common stock could adversely affect the prevailing market price of the common stock, as well as impair our ability to raise capital through the issuance of additional equity securities.

19. We are dependent on Michael Enemaerke and key management personnel. The failure to attract and retain the necessary personnel could have a materially adverse effect on our business, operations and financial condition.

Our success is dependent upon, among other things, the services of
Michael Enemaerke, CEO, president and director.   The loss of Mr.
Enemaerke services, for any reason, could have a material adverse effect on our business, operations and financial condition. We do not
have key-man life insurance policy for Mr. Enemaerke.   The expansion
of our business will place further demands on existing management and
future growth.   Profitability will depend, in part, on our ability to
hire and retain the necessary personnel to operate our business.
There is no certainty that we will be able to identify, attract, hire, train, retain and motivate other highly skilled technical, administrative, managerial, marketing and customer service personnel. Competition for such personnel is intense and there is no certainty that we will be able to successfully attract, integrate or retain
sufficiently qualified personnel.   The failure to attract and retain
the necessary personnel could have a materially adverse effect on our business, operations and financial condition.

20.   The selling shareholders may have liability because of their
status as underwriters.   They may sue us if there are any omissions or
misstatements in the registration statement that subject them to civil liability.

Under the Securities Act of 1933, the selling security holders will be considered to be underwriters of the offering. The selling security holders may have civil liability under Section 11 and 12 of the Securities Act for any omissions or misstatements in the registration statement because of their status as underwriters. We may be sued by selling security holders if omissions or misstatements result in civil liability to them.


                 Forward Looking Statements

The statements contained in this prospectus that are not historical fact are forward-looking statements which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of
strategy that involve risks and uncertainties.   We have made the
forward-looking statements with management's best estimates prepared in good faith.

Because of the number and range of the assumptions underlying our projections and forward-looking statements, many of which are subject to significant uncertainties and contingencies that are beyond our reasonable control, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this prospectus.

These forward-looking statements are based on current expectations, and we will not update this information other than required by law. Therefore, the actual experience of Cross Atlantic, and results achieved during the period covered by any particular projections and other forward-looking statements, should not be regarded as a representation by Cross Atlantic, or any other person, that we will realize these estimates and projections, and actual results may vary materially. We cannot assure you that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.


                      Selling Security Holders

Cross Atlantic shall register pursuant to this prospectus 2,189,690 common shares currently outstanding for the account of the following selling security holders. The percentage owned prior to and after the offering reflects all of the then outstanding common shares.

The amount and percentage owned after the offering assumes the sale of all of the common shares being registered on behalf of the selling security holder.

Name                      Amount   Total Number  % Owned      Number of     % Owned
                          Being       Owned      Prior to    Shares Owned    After
                       Registered   Currently    offering   After offering  offering
Dennis Jordan(1)(2)      392,300      392,300        1.72%        0             0%
James DePelisi(1)        100,000      100,000         .49%        0             0%
Jens Nielsen(3)          400,000      400,000        1.95%        0             0
John F. Santiago          50,000       50,000         .24%        0             0%
Joseph Turner              5,000        5,000         .24%        0             0%
Victoria Hoffman          10,000       10,000         .05%        0             0%
Suheil Boutros             7,500        7,500         .04%        0             0%
Theodore Landau            5,000        5,000         .24%        0             0%
David Kasper              10,000       10,000         .05%        0             0%
Euclid and Ana Maria
   Antunes                45,000       45,000         .22%        0             0%
Luis Gonzalez              3,000        3,000         .10%        0            .0%
Richard Gabay            150,000      150,000         .73%        0             0%
Frank Betrand            250,000      250,000        1.22%        0             0%
Richard Njoku            135,000      135,000         .66%        0             0%
Jim Mikolanda             35,000       35,000         .17%        0             0%
Seymour Field             30,000       30,000         .15%        0             0%
Daniel Mejia             320,000      320,000        1.56%        0             0%
First Source, Inc.(4)        100        1,000        .005%      900           .004%
Hector Carrisquillo        1,000        1,000        .005%        0             0%
Carmen N. Perez              200          200        .001%        0             0%
Aida L. Carrasquillo         200          200        .001%        0             0%


Jeffrey Carrasquillo         200          200        .001%        0             0%
Marilyn Salmonson             20          200        .001%      180           .001%
Lisa Ross                    200          200        .001%        0             0%
Dean Primavera            15,000       15,000         .07%        0             0%
Louis Moreno               1,000        1,000        .005%        0             0%
Jacquelyn Beaudoin         4,410       44,100         .21%   39,690           .18%
Richard Bigley            15,000       15,000         .07%        0             0%
Edward Story               5,000        5,000         .24%        0             0%
Sylvia Brickner           10,000      100,000         .49%   90,000           .44%
Laurence Morina              400        4,000         .02%    3,600           .02%
Craig and Stacey
   Fichtman JT             2,500        2,500         .01%        0             0%
Wayne Tullos                 300        3,000         .01%    2,700           .01%
Menny Gila                   200        2,000         .01%    1,800           .01%
Peter Grigore                250        2,500         .01%    2,250           .01%
Arnold Kaufman            15,000       15,000         .07%        0             0%
Janice Linnert               200        2,000         .01%    1,800           .01%
Salvatore & Carmella
    Lombardo JT            1,500       15,000         .07%   13,500           .07%
Jack Krauser                 800        8,000         .04%    7,200           .04%
Margaret McCullum          2,500        2,500         .01%        0             0%
Mark Iannuzzi             15,000       15,000         .07%        0             0%
John Mulroy                2,500        2,500         .01%        0             0%
David Nixon                4,000        4,000         .02%        0             0%
Max Raver                  1,000       10,000         .05%    9,000           .04%
Bruce Reingold               800        8,000         .04%        0             0%
Lloyd Rubin                2,000        2,000         .01%        0             0%
Nancy Spivack                300        3,000         .01%    2,700           .01%
Heather Stewart              100        1,000        .005%      900          .004%
Erin Stokes                1,000        1,000        .005%        0             0%
Gerald Bomstad               100        1,000        .005%      900          .004%
Davin McAteer              2,090       20,900         .10%   18,810           .09%
Ken Quist                 10,000       10,000         .05%        0             0%
Christopher Clayton       15,000       15,000         .07%        0             0%
Tony Duhon                 4,000       40,000         .19%   36,000           .18%
Carmen Perez                  20          200        .001%      180          .001%
Elliot Sobol               8,000       80,000         .39%   72,000           .35%
Jesse Starkman           100,000      100,000         .49%        0             0%

(1)Dennis Jordan and James DePelisi resigned as officers and directors on October 19, 2004.
 (2)Mr. Jordan is an affiliate of a broker-dealer. Mr. Jordan purchased the securities to be resold in the ordinary course of business and, at the time of purchase, Mr. Jordan had no agreements or understandings directly or indirectly, with any person to distribute the securities.
(3)Jens Nielsen is the brother of Kim Beck-Nielsen, an officer and director
(4)The First Source is a corporation controlled by Arnold Purnell, a non-affiliate.

                              Business

General

Cross Atlantic has not had any material operations since inception. Cross Atlantic was incorporated in Nevada on March 12, 1998 under the
name Business Advantage 17, Inc.   The corporate charter of Cross
Atlantic was revoked on December 1, 2001 and reinstated on October 22,
2004.   On October 22, 2004, the name of the corporation was changed to
Cross Atlantic Commodities, Inc.

On October 14, 2004, Cross Atlantic entered into an asset purchase agreement with Michael Enemaerke to acquire certain intangible property
in exchange for the issuance of 8,950,000 common shares.   The common
shares were valued at $8,950 and the value was charged to operations as purchased research and development as the utilization of the intangibles by Cross Atlantic was undeterminable at December 31, 2004.

Prior to the change of control in October 2004, Cross Atlantic was a
blank check company with no operations.   From October 2004 through
September 30, 2005, new management has been seeking financing and developing strategic alliances with coffee brokers, suppliers, etc. The coffee purchase made during this period was a test leading up to the point of our first contract shipment with Victoria Coffees in October 2005.

Operations

Cross Atlantic imports and delivers coffee and coffee related products to customers located in the United States, Europe and Asia. Cross Atlantic had minimal revenues of $41,494 for the nine months ended September 30, 2005.

Coffee is a commodity traded on the Commodities and Futures Exchange subject to price fluctuations. Based on information provided by the Commodities and Futures Exchange, over the past five years, the average price per pound of coffee beans ranged from approximately $.41 to
$1.45.   The price for coffee beans on the commodities market as of
June 30, 2005 was $1.05 per pound.

The supply and price of coffee beans are subject to volatility and are
influenced by numerous factors that are beyond our control.   Supply
and price can be affected by factors such as weather, politics and
economics in coffee exporting countries.   Increases in the cost of
coffee beans can, to a certain extent, be passed on to our customers in the form of higher prices for coffee beans and processed coffee. Drastic or prolonged increases in coffee prices could also adversely impact our business as it could lead to a decline in overall
consumption of coffee.   Similarly, rapid decreases in the cost of
coffee beans could force us to lower our sale prices before realizing cost reductions in our purchases.

The coffee purchased between October 2004 ending September 30, 2005 was imported to test the ability of our suppliers such as Victoria Coffee, Maersk Sealand and Brauner International and learn more about the
process of importing using this system.    Also Cross Atlantic wanted
to prove to potential financial partners that the system was real and
could be managed by officers in Cross Atlantic.    Cross Atlantic
bought coffee without the means of pre-selling the coffee to the
Coffee, Sugar and Cocoa Exchange against a future delivery.    Cross
Atlantic was not at the time able to secure the coffee price and the profit obtained by selling the coffee was due to a favorable market condition.

In the future Cross Atlantic will buy coffee based on a fixed differential to the coffee contract price listed at the Coffee, Sugar, and Cocoa Exchange in New York. We will try to protect against price fluctuation by selling our product immediately after purchase by buying a future delivery contract with the Coffee, Sugar, and Cocoa Exchange.

Once the coffee contract is in place we will try to sell our coffee linked to the future at a price premium, through a private sale to a coffee broker or roaster. If the coffee is not sold privately we will make delivery against our coffee contract and sell the coffee to the exchange.

Coffee bought in accordance with out new Victoria Contract starting October 2005 will be imported with the expectation of a profit, since a Triland USA hedge account is in place. We expect that the first 1 to 3 shipments will be affected by larger procuring costs, such as bringing a grader to the loading site for additional quality assurance. Also additional banking fees will be expected in the last quarter of 2005 allowing us to pay for our product through a more costly but secure banking system.

Marketing Strategy

The Ugandan coffees are well known to the European market. It is the objective for Cross Atlantic to sell its products at the highest level the market will bare, and currently we are in touch with European traders who have expressed interest in purchasing our products for the European market.

Once Cross Atlantic has bought coffee from Victoria Coffee we aim the product at the Coffee, Sugar, Cocoa Exchange in New York. However, from the time that the coffee is purchased we will do everything we can to sell the coffee to a private buyer at a premium price. If a European or Asian buyer accepts to purchase the coffee at a transhipment point for a premium, Cross Atlantic may accept to sell the coffee on a cash or letter of credit basis where after the title will transfer to the buyer.

Cross Atlantic aims to sell its products in the shortest amount of time at the highest price possible. We aim to work with coffee brokers in Europe and the United States to have them compete for the best sale.

Our Suppliers

Cross Atlantic initially will import coffee from East Africa beginning with Uganda and then expand into the following countries.
   -   Rwanda                      -   Kenya
   -   Ethiopia                    -   Cameroon
   -   Burundi                     -   DR Congo

Based on our in-house research and statistics provided by the Uganda Coffee Development Authority, we believe the strategic benefits to obtaining coffee from Uganda includes the following:

         -  Uganda has a low margin on sold products
         - Uganda wants to engage into cooperation with international companies regarding sales and branding
         - Uganda produces around 3,000,000 bags of coffee per year in a regular season resulting in approximately 11,000 containers.
         -  Uganda produces around 1,500 containers of good quality
Arabica coffee.

Although we have a long-term contract with one supplier, we are negotiating with other suppliers and we do not believe that the loss of any one supplier would have a material adverse effect on our operations due to the availability of alternate suppliers.

Victoria Coffees Commodities Contract

On August 2, 2005, Cross Atlantic entered into a commodities contract
with Victoria Coffees Company (U) Limited.   Paul Mugambwa-Sempa, the
chairman of Victoria Coffee, is the chairman of the Uganda Coffee Development Authority, the official government institution for all
coffee exporters in Uganda.   Every coffee bean leaving must be
approved by the Uganda Coffee Development Authority to get an export licence.

Pursuant to the contract, Cross Atlantic shall buy per purchase order and Victoria Coffees shall deliver a minimum of 324 containers of coffee with 37,500 lbs. of Arabica coffee beans (green in 60 kg bags) in each container during the first year of the agreement and during
each subsequent year for ten years.   Cross Atlantic may also buy tea,
cocoa and other items.

The price for the quantity to be purchased and sold is fixed at the Coffee, Sugar, Cocoa Exchange coffee future price minus a discount of $.14 per pound free on board a vessel (Mombassa) for the first two
years under this agreement.   Cross Atlantic shall be surcharged for
inland freight from Kampala to Mombassa in an amount to be agreed upon between Cross Atlantic and Victoria Coffees as specified in each
purchase order.   Payments shall be made by documentary letter of
credit.

Cross Atlantic has the exclusive right to purchase all of the coffee that Victoria Coffees has available to sell for distribution in North America.

In accordance with the Uganda government?s policy on exports, Cross Atlantic and Victoria Coffees have agreed to explore in good faith the purchase of roasted coffee after year 2 as part of a North American Joint Venture Value Added Coffee Distribution Program on terms and conditions acceptable to both parties.

   Current Supply Negotiations.   We are currently in preliminary
negotiations for a 10 year contract for an additional 300 containers per year of East African Arabica Coffee with Busingye & Co. Ltd. Busingye & Co. Ltd is one of the largest exporters in Uganda with connections all over the East African region.

   Funding Agreement.   On September 23, 2005, Cross Atlantic entered
into a strategic alliance with Martell Global Commodities LLC.   Cross
Atlantic Commodities and Martell Global have agreed to work together in the business of purchase and sale of certain commodities including but not limited to green coffee beans on a global basis.

Cross Atlantic has entered into an agreement with Victoria Coffee and
Martell Global is in the business of financing commodities.   Cross
Atlantic has agreed to purchase green coffee from Victoria Coffee and Martell Global has agreed to furnish the letters of credit necessary to purchase the green coffee subject to Martell Global?s approval of product and price.

Cross Atlantic agrees to open a hedge account with Triland USA and agrees to make use of the futures market to try to secure funds furnished by Martell Global. Cross Atlantic agrees to sign hedge account control agreement and thereby allow Martell Global to control funds furnished by Martell Global.

The parties have agreed to an equal partnership with equal profit participation after Martell Global has been repaid of all funds committed. Cross Atlantic has agreed to pay a priority return to Martell Global for funds committed however the anticipated profit participation will be a 50/50 partnership.

Cross Atlantic and Martell Global will negotiate a stock option in good faith.

As part of the above agreement, Cross Atlantic and Martell Global entered into a control agreement where Cross Atlantic will allow
Martell Global to control funds placed into the Cross Atlantic hedge account to be held with Triland USA.

   Coffee Grading.   We use John P. Casey, a certified grader with
Coffee Brokers and Agents Anderson Co. to grade the Washed Uganda
Coffee.

Minimum standards for delivery under the coffee contract
   -   The coffee is sound in the cup
   -   The coffee is of good roasting quality
-	50% is screen 15 or larger and no more than 5% is below
-	screen 14

   -   The coffee contains no more than 15 full imperfections
Pricing.   Our price of the coffee is determined by the price of the
coffee contract on the Coffee, Sugar, Cocoa Exchange.   We buy at ?C?
price ? 14 cent per lb. at a date determined by the supplier.

As soon as we get the fixed price from Uganda we can hedge/fix the price in New York to make sure that we get our margin of 14 cents.
The hedge is done by a ?floor man? working for a company with a seat on
the exchange    Once the price is hedged, we get our price with no
influence from the fluctuations on the market

   Coffee Brokering.   ADM Investor Services, Inc., New York Board of
Trade licensed company has orally agreed to act as a broker on our behalf with the NYBOT once we obtain sufficient financing to commence operations.

We also have an oral agreement with John P. Casey, a certified grader
for Anderson Co. in Chappaqua, New York.   Mr. Casey will receive 1% of
the selling price on the coffee he sells.

   Importation, Sale and Distribution of Our Coffee.   The following
discussion summarizes the steps necessary under the commodities contract with Victoria Coffees to complete the importation, sale and distribution of our coffee.
   1. Cross Atlantic Inc. will receive green coffee of Washed Uganda Arabic type quality. The coffee is certified by the
Uganda Coffee Developemtn Authority to certify the screen, cup
and quality.   The coffee is bought by approval of stock sample.
The green coffee is delivered in 60 kg. bags with 284 bags
(37,500) lbs in every container.    A coffee ?C? contract is
always 37,500 lbs.

  2. Cross Atlantic sets up an documentary letter of credit in a bank in the United States covering the cost of the amount of containers.

The US bank sets the letter of credit up with Victoria Coffees bank, Allied Bank in Kampala.

   3. Victoria Coffees will call Cross Atlantic any day within 14 days of a delivery to fix the price on the exchange. This is the date Victoria Coffees buys their coffee from the smaller
Ugandan coffee traders.   Victoria Coffees will inform Cross
Atlantic of the quality and amount of coffee to be delivered

   4. Victoria Coffees will receive the coffee from the country side through the small traders into their warehouse in Kampala, where they will sort the coffee, blend and put it in bags. The coffee will be put together and stored in their warehouse.

   5. Cross Atlantic will have a 2-5 lbs kilo stock sample sent via UPS Kampala to John P. Casey, a certified grader with Coffee
Brokers and Agents Anderson Co. in New York.

Our grader will make the decision as to whether the coffee will pass the grade requirements for the exchange.

   6. Upon our approval of the coffee, Victoria Coffees will call our container carrier in Uganda and arrange for pick-up.

Cross Atlantic will contract with Maersk Uganda Ltd. in Kampala
Uganda due to their good shipping rates and their supply of container volume assurance.

   7. Upon pick-up, Maersk will issue Victoria Coffees a forwarders cargo receipt.

A Maersk coffee expert will look at the result of our coffee grading from New York and verify that the coffee sample sent to us assembles the coffee in the container. Maersk is not liable - but it gives Cross Atlantic an extra assurance.

   8. Victoria Coffees will then have to get Maersk an export licence for the coffee from the UCDA.

The Uganda Coffee Development Authority requires:
   -   General export documents
   -   Commercial Invoice
   -   The coffee needs to clear grading and cupping by a UCDA
certified grader.   This is additional assurance that the coffee
we are purchasing is of a certain Washed Uganda Arabica type quality)

   9. Victoria Coffees will present the forwarders cargo receipt and the export licence to Allied Bank in Kampala and they will pay out the amount agreed upon through the letter of credit.
The coffee is now paid for and in Cross Atlantic possession.

   10. Bruner International Custom Brokers will truck the coffee 750 miles to the port of Mombassa in Kenya.

The coffee will be assigned to a vessel upon arrival in Kenya and Cross Atlantic will receive an exact delivery date in New York.

Bruner International Custom Brokers in New York will print out a bill of lading and make prior notice of arrival to the US FDA and
clear the coffee through US customs.   The coffee is then set to
go all the way to the bonded exchange warehouse

   11. The coffee will be shipped from Mombassa to Sallah in Oman, where it will be off-loaded and put on a vessel taking it through the Suez canal and all the way to Algesiraz in Spain. Here it will be shipped to the final destination in Europe or to New York.

   12.   Once in New York, the coffee enters a exchange certified
bonded warehouse where it will be off-loaded.   A certified
exchange grader will grade the coffee and upon approval issue a
notice of certification.   The coffee can now be delivered
against a ?C? future as a lot of coffee.

13.	The price of the coffee is determined by the date of our
delivery month to the exchange.   When the coffee future
is up, Cross Atlantic will get paid 10 days after through our exchange broker.

The estimated cost of sales depends on the point of sale. Is the product sold Free on Board Truck in Uganda, Free on Board Vessel in Mombassa, Oman, Spain, or is coffee delivered to the customer directly at a port or plot of the customer?s choice. The normal rate of shipping from Uganda to the United States is between 7 to 10 cent per lbs, including insurance and all freight charges including inland transportation. If the coffee is shipped to Europe the vessel is less expensive and if the sale is made in Uganda or Mombassa the cost of transportation is carried by the buyer or partly by the buyer.

We will rely on the use of common carriers and we will be submitted to any price increase they may inflict on Cross Atlantic in the future. If the price of transportation goes up, our profits may go down.

However, the underlying assumption is that an increase in freight charges will be inflicted on all exporters and not only Cross Atlantic. The differential in the market will shift and the coffees from Uganda will be more expensive. If we are not able to collect a higher price for our coffees in case of a transportation cost increase, we will make a smaller profit.

     Regulatory issues and procedure.   To export coffee from Uganda,
Victoria Coffees needs to obtain an export license for every container. Uganda Coffee Development Authority grants the export license. The coffee needs to be followed by a commercial invoice to clear customs and a certificate of origin. Also all coffee bags needs to be stamped with exporter name (Victoria Coffees) and exporter number, for trace of origin.

Cross Atlantic normally takes title after an original bill of lading has been issued, and handed over to Cross Atlantic together with the export license and commercial invoice.

Brauner International then submits a prior notice of cargo arriving to the United States Food and Drug Administration, using the information from the bill of lading.

Five days prior to the coffees arrival into the United States Brauner International will declare the goods to the United States Customs. US customs will under normal circumstances clear the coffee before the arrival of the vessel into the US port.

If customs or the Food and Drug Administration want to do an inspection they will put a hold on the cargo and the coffee cannot be released before the inspection is completed.

Once the cargo has been released Cross Atlantic will be able to move the coffee from the port and into a bonded coffee warehouse or directly to a customer.

Cross Atlantic is in the process of entering the C-TPAT program. The program is a partnership program with the United States Customs and Border Patrol. The program is aimed at securing the cargo through supply chain control, and supplying the customs and border patrol with information on loading, handling and Cross Atlantic suppliers.

Cross Atlantic will make all possible efforts to assist all local governments in fighting global terrorism and drug trafficking by providing maximum disclosure and information of our cargo.

Revenue Generation

Cross Atlantic buys on a differential of 14 cent per lbs to the price listed at the Coffee, Sugar, and Cocoa Exchange. If Cross Atlantic delivers acceptable products, the profit will be 14 cent minus our cost, insurance and freight.

Furthermore we aim to sell to the private market giving us an estimated 5 to 10 cent extra (premium) per lbs in profit. Premiums are often paid for coffees consisting of qualities better than the coffee normally found at the exchange. We expect the coffees from Uganda to generate a premium.

Customers

To date, all of our revenues have been generated by a single customer,
Balzac Bros & Co., Inc.   Initially we will sell our coffee through the
NYBOT/CSCE exchange, brokers, trade houses and coffee roasters.   These
customers will be located in the United States, Europe and Asia

Employees

We presently have no full-time employees and no part-time employee.
We intend to enter into employment agreements with our officers after successful completion of this offering. Terms and conditions of these agreements have not yet been determined.

Reports to Security Holders

After the effective date of this registration statement, we will file a Form 8a to become a fully reporting company under the requirements of the Exchange Act, and will file the necessary quarterly and other
reports with the Securities and Exchange Commission.   Although we are
not required to deliver our annual or quarterly reports to security holders, we would be pleased to forward this information to security holders upon receiving a written request to receive such information. The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Securities and Exchange Commission located at 450 Fifth Street, N. W., Washington, D.C. 20549.

Copies of such material may be obtained by mail from the Public
Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N. W., Washington, D.C. 20549, at prescribed rates.

Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a World Wide Website on the Internet at: http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

Properties

Pursuant to a lease beginning in May 2004, Cross Atlantic pays $350 a month for a virtual office from Regus Business Center at 245 Park
Avenue, 39th Floor, New York, New York 10167.   Regus takes the mail
and answers the telephone for Cross Atlantic.

Currently, Mr. Enemaerke, president of Cross Atlantic, conducts the corporate business out of his home located at 1282 Camellia Circle, Weston, Florida free of charge.

Use of Proceeds

Any proceeds received from the sale of our common shares will be deposited directly into the operating account of Cross Atlantic to fund our operations. We will be attempting to raise up to $10,000,000 from the sale of our common shares. These proceeds will be used as follows:

Total Proceeds              $10,000,000     $5,000,000      $2,500,000
Offering Expenses                33,232         33,232          33,232
                             ----------     ----------      ----------
Net Proceeds                 $9,966,768     $4,966,768      $2,466,768

Purchase of Coffee           $9,702,768     $4,702,768      $2,202,768
General and Administrative
   Expenses                     264,000        264,000         264,000
                             ----------     ----------      ----------
Net Proceeds Expended        $9,966,768     $4,966,768      $2,466,768

If we raise less than the $2,500,000, we shall decrease the amount of
funds used to purchase coffee as needed.   We will not decrease the
amounts allocated for general and administrative expenses.

The estimated $264,000 in general and administrative expenses will include:
Salaries        $150,000
Administration    50,000
Travel            50,000
Legal             14,000
                --------
                $264,000


                          Dilution

Assuming completion of the offering, there will be up to 22,549,200
common shares outstanding.   The following table illustrates the per
common share dilution as of November 30, 2005 that may be experienced by investors at various funding levels.

Funding Level                          $10,000,000        $5,000,000

Offering price                               $5.00             $5.00
Net tangible book
  value per common
  share before offering          $ .0027               $ .0027

Increase per common
  share attributable to
  investors                        .4373                 .2273
                                 -------               -------
Pro forma net tangible
  book value per
  common share after
  offering                                    .44               .23
                                            -----             -----
Dilution to investors                       $4.56             $4.77
Dilution as a
  percentage of
  offering price                  91%               95%

Funding Level                          $2,500,000        $1,250,000

Offering price                              $5.00             $5.00
Net tangible book
  value per common
  share before offering          $ .0027              $ .0027
Increase per common
  share attributable to
  investors                        .1173                .0573
                                --------              -------
Pro forma net tangible
  book value per
  common share after
  offering                                    .12               .06
                                            -----             -----

Dilution to investors                       $4.88             $4.94
Dilution as a
  percentage of
  offering price                   98%               99%

Based on 20,549,200 common shares outstanding as of November 30, 2005 and tangible net assets of $55,064 utilizing unaudited September 30, 2005 financial statements.

Further Dilution

In the future, Cross Atlantic may issue equity and debt securities.
Any sales of additional common shares may have a depressive effect upon the market price of Cross Atlantic's common shares and investors in this offering.


                          Dividend Policy

We have never declared or paid any dividends.   In addition, we
anticipate that we will not declare dividends at any time in the foreseeable future.

Instead, we will retain any earnings for use in our business. This policy will be reviewed by our board of directors from time to time in light of, among other things, our earnings and financial position.


               Determination of Offering Price

The offering price of the common shares was arbitrarily determined by Cross Atlantic without any consideration of the actual value of our company, the amount of funds we will need to properly capitalize our business efforts, recent issuances of our shares, such as for cash and services, or what the market might pay for our stock.


      Management's Discussion and Analysis of
      Financial Condition and Results of Operations

Trends and Uncertainties.  We are a development stage company.
Our auditors have raised substantial doubt as to our ability to
continue as a going concern.    We have experienced a significant loss
from operations from inception aggregating $(346,176) and have limited working capital and stockholders equity of $55,064 at September 30, 2005. In addition, we have no significant revenue generating operations.

Our ability to continue as a going concern is contingent upon our ability to secure additional financing, increase ownership equity and attain profitable operations. In addition, our ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered in established markets and the competitive environment in which we operate.

We are pursuing financing for our operations and seeking additional investments and we will need a minimum of $200,000 over the next twelve
months to continue operations.   In addition, we are seeking to expand
our revenue base by adding new customers and increasing our
advertising.    Failure to secure such financing or to raise additional
equity capital and to expand its revenue base may result in Cross Atlantic depleting our available funds and not being able pay our obligations.

There are several known trends that are reasonably likely to have a material effect on our net sales or revenues alongside our income from continuing operations and profitability.

Coffee at the moment (December 2005) and in other different periods of time is relatively more expensive at origin due to a difficult supply and demand situation. It is likely that we will be forced to pay a higher price for coffee in order to obtain the volumes described in our contract. It is likely that we will be able to collect a higher price from our customers in such periods, however if we are not able to collect a higher price we may be forced to turn down coffee deliveries which will negatively effect our revenues or accept to make a smaller profit which may effect our profitability.

Coffee is highly dependant on the right weather conditions. It is likely that we experience lower volumes throughout our 10-year contract due to unfavorable weather conditions.

The price of oil may lead to a higher freight cost for both inland trucking and shipping by vessel. It is likely that our cost of freight may go down or go up according to the world price of oil. We will try to forward a higher transportation cost to our buyers, however if we are not successful in doing so a higher or lower cost of transporting goods to the final destination will affect our profitability.

We expect our profits will be generated by selling our coffee at cost, insurance and freight plus 10 cents per pound.

Our profits could be negatively affected if any of the following occur:

   - If we are not able to find a private buyer or we need to sell our coffees on the Coffee, Sugar, Cocoa Exchange, we will make less profit or we might not be able to bring in a profit at all.
   - If Victoria Coffees are no longer capable or willing to supply us, weather financially able or psychically able.
   -   If the price of transportation goes up
   -   If there is an embargo on Uganda or Kenya
   -   If there is civil insurrection
   - If one of our competitors are able to buy up all the coffee from farmers
   - If production in other countries exceed the world market demand prices may go down without our ability to get cheaper products.
   -   If there is a war or force majure situation

Capital and Source of Liquidity.

For the nine months ended September 30, 2005, Cross Atlantic had cash of $160,635 obtained through shareholders loan received from Kim Beck-Nielsen and Michael Enemaerke, officers and directors of Cross
Atlantic.   Additionally, we received proceeds of $122,100 from the
issuance of common stock to non-affiliates in August and September 2005 for $2.50 per common share.

Comparatively, for the nine months ended September 30, 2004, Cross Atlantic did not have any net cash provided by financing activities.

At December 31, 2004, Cross Atlantic had $95 cash available.

In October 2004, we issued 8,950,000 common shares to Michael Enemaerke
for research and development valued at $8,950.   Due to our lack of
available cash and cash equivalents, on October 17, 2004, Cross Atlantic issued 9,450,000 common shares for services rendered valued at $.001 per common share to Kim Beck-Nielsen, an officer and director of Cross Atlantic (8,950,000 common shares), Jesse Starkman, a director of Cross Atlantic (100,000 common shares) and Jens Nielsen, a non-
affiliate (400,000 common shares).   The services were related to
commencement of our business plan.

Our internal and external sources of liquidity have included the issuance of common shares for goods and services and cash generated from proceeds raised from stock purchases and advances from related parties.

We will rely on revenues, additional issuances of common shares for services and advances from our officers and directors to fund our
current operations until successful completion of this offering.   In
January 2005, Michael Enemaerke, an officer of Cross Atlantic, paid the outstanding invoice of $51,090 on behalf of Cross Atlantic.

In the event we are not successful in selling a material amount of this offering, it may take considerably longer to successfully establish a market for our coffee, delay our ability to establish a market, or we may not be successful at all.

Results of Operations

Prior to the change of control in October 2004, Cross Atlantic was a
blank check company with no operations.   From October 2004 through
September 30, 2005, new management has been seeking financing and developing strategic alliances with coffee brokers, suppliers, etc. The coffee purchase made during this period was a test leading up to the point of our first contract shipment with Victoria Coffees in October 2005.

For the nine months ended September 30, 2005, we had revenues of $41,945 with a cost of goods sold of $41,432 resulting in gross income of $513. Comparatively, we did not receive any revenue for the nine months ended September 30, 2004.

For the nine months ended September 30, 2005, we had general and administrative expenses of $322,044 that consisted of non cash stock compensation of $250,000 and other basic operating expenses spent to
set up business operations and conduct this offering.   Comparatively,
for the nine months ended September 30, 2004, Cross Atlantic incurred general and administrative expenses of $9,450.

For the year ended December 31, 2004, Cross Atlantic did not generate any revenues and had general and administrative expenses of $18,905 resulting in a net loss of $18,905. Most of these expenses were paid through the issuance of common shares. The increase in expenses over the prior year was due to the change in control and the implementation of our business plan after the change of control in October 2004.

For the year ended December 31, 2003, Cross Atlantic did not generate any revenues and had general and administrative expenses of $500 resulting in a net loss of $500.

Plan of Operation.   Cross Atlantic has experienced a loss from
operations during its development stage as a result of its investment necessary to achieve its operating plan, which is long-range in nature. For the period from inception to September 30, 2005, Cross Atlantic
incurred a net loss of $(346,176).   In addition, Cross Atlantic has no
significant assets or revenue generating operations.

We only have sufficient cash on hand to meet funding requirements for the next three to six months. We do not have sufficient cash on hand to meet funding requirements for the next twelve months. Although we eventually intend to primarily fund general operations with revenues received from the sale of coffee, our revenues are not increasing at a rate sufficient to cover our monthly expenses in the near future. If the offering is not successful, we will have to seek alternative funding through additional advances, debt or equity financing in the next twelve months that could result in increased dilution to the shareholders. No specific terms of possible equity or debt financing have been determined or pursued.

Cross Atlantic expects to generate revenues by purchasing green coffee from our supplier Victoria Coffees in volumes described in the supply agreement signed August 9 of 2005. Cross Atlantic has agreed to purchase green coffee and Victoria Coffees has agreed to sell to Cross Atlantic green coffee at a discounted differential to the price of coffee daily listed on the Coffee, Sugar, and Cocoa Exchange in New York.

Once Victoria Coffees has procured a container of coffee and made it ready for export, Cross Atlantic and VC will agree on a set date or time to hedge/fix the price by Cross Atlantic acquiring a futures contract.

The price of coffee on the Coffee, Sugar, and Cocoa Exchange at the time of the hedge becomes the purchase/selling price between Cross Atlantic and VC.

The price is by agreement discounted at a fixed differential that can vary from product to product. For washed Uganda arabica green coffee the differential is by contract set to be 14 United States cents per LBS.

Once the coffee has been purchased and the price hedge is in place, Cross Atlantic can make use of the futures contract and make delivery to the Coffee, Sugar, and Cocoa Exchange. Cross Atlantic will upon a
successful hedge policy have a gross profit of 14 cent per lbs.   We
estimate the cost of delivery from Uganda to an Exchange warehouse to be 10 cent with a net profit of 4 cent per lbs.

It is the specific strategy of Cross Atlantic to sell all of our purchased coffee to a private industry buyer. We expect to be able to sell our coffee at a differential to the New York coffee contract price of minus 3 cent to plus 3 cent at the port of Mombassa, Kenya. This will give us a gross profit of 11 to 17 cent per lbs, but with a delivery cost of only 3 cent, giving us a net profit of 8 to 14 cent per pound of coffee.

We will initially only make deliveries to the Coffee, Sugar, Cocoa
Exchange.

Management is of the opinion that the following milestones will need to be met in order to successfully complete our business plan.

Milestone       Action                        Steps                         Timeline
1        Enter into agreement with
          ADM Investor Services, Inc.     Negotiate final terms            30-60 days

2	    Enter into definitive agreement  Complete offering
           with Martell, LLC              Negotiate final terms            30-60 days

 3        Open a sufficient hedge account Obtain necessary funds            9-12 months

No one milestone needs to be complete to pursue any other milestone.

In order to successfully implement our business plan, we need to obtain sufficient financing to open a hedge account so Martell, LLC will provide a letter of credit in an amount large enough to
   -   cover the price of the coffee supplied by Victoria Coffees
   - enable us to enter into a written agreement with ADM Investor Services, Inc. to act as our coffee broker on the NYBOT exchange.

If we do not successfully raise sufficient funds in this offering to open a hedge fund and obtain the letter of credit in a sufficient amount, we will have to explore other financing sources, yet to be
determined.   If we do not obtain sufficient financing prior to end of

October 2005, we will be in default under the commodities contract with Victoria Coffees and the contract may be terminated unless renegotiated, if at all possible.

Recent Pronouncements.   In December 2003, the Financial Accounting
Standards Board issued FASB Interpretation Number 46-R ?Consolidation of Variable Interest Entities.? FIN 46-R, which modifies certain provisions and effective dates of FIN 46, sets for the criteria to be used in determining whether an investment is a variable interest entity should be consolidated. These provisions are based on the general premise that if a company controls another entity through interests other than voting interests, that company should consolidate the controlled entity. The Company believes that currently, it does not have any material arrangements that meet the definition of a variable interest entity which would require consolidation.

In November 2004, the FASB issued SFAS 151, ?Inventory Costs.? SFAS 151 amends the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage) under the guidance in ARB 43, Chapter 4, ?Inventory Pricing.? Paragraph 5 of ARB 43, Chapter 4, previously stated, that ? under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. ? This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of ?so abnormal.? In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not expect adoption of SFAS 151 to have a material impact on the Company?s financial statements.

In December 2004, the FASB issued SFAS 152, ?Accounting for Real Estate Time-Sharing Transactions.? The FASB issued this Statement as a result of the guidance provided in AICPA Statement of Position (SOP) 04-2, ?Accounting for Real Estate Time-Sharing Transactions.? SOP 04-2 applies to all real estate time-sharing transactions. Among other items, the SOP provides guidance on the recording of credit losses and the treatment of selling costs, but does not change the revenue recognition guidance in SFAS 66, ?Accounting for Sales of Real Estate,? for real estate time-sharing transactions. SFAS 152 amends Statement 66 to reference the guidance provided in SOP 04-2. SFAS 152 also amends SFAS 67, ?Accounting for Costs and Initial Rental Operations of Real Estate Projects?, to state that SOP 04-2 provides the relevant guidance on accounting for incidental operations and costs related to the sale of real estate time-sharing transactions. SFAS 152 is effective for years beginning after June 15, 2005, with restatements of previously issued financial statements prohibited. Management does not expect adoption of SFAS 152 to have a material impact on the Company?s financial statements.

In December 2004, the FASB issued SFAS 153, ?Exchanges of Nonmonetary Assets,? an amendment to Opinion No. 29, ?Accounting for Nonmonetary Transactions.? Statement 153 eliminates certain differences in the guidance in Opinion No. 29 as compared to the guidance contained in standards issued by the International Accounting Standards Board. The amendment to Opinion No. 29 eliminates the fair value exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Such an exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 is effective for nonmonetary asset exchanges occurring in periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in periods beginning after December 16, 2004. Management does not expect adoption of SFAS 153 to have a material impact on the Company?s financial statements.

In December 2004, the FASB issued SFAS 123(R), ?Share-Based Payment.? SFAS 123(R) amends SFAS 123, ?Accounting for Stock-Based Compensation,? and APB Opinion 25, ?Accounting for Stock Issued to Employees.? SFAS 123(R) requires that the cost of share-based payment transactions (including those with employees and non-employees) be recognized in the financial statements. SFAS 123(R) applies to all share-based payment transactions in which an entity acquires goods or services by issuing (or offering to issue) its shares, share options, or other equity instruments (except for those held by an ESOP) or by incurring liabilities (1) in amounts based (even in part) on the price of the entity?s shares or other equity instruments, or (2) that require (or may require) settlement by the issuance of an entity?s shares or other equity instruments. This statement is effective (1) for public companies qualifying as SEC small business issuers, as of the first interim period or fiscal year beginning after December 15, 2005, or (2) for all other public companies, as of the first interim period or fiscal year beginning after June 15, 2005, or (3) for all nonpublic entities, as of the first fiscal year beginning after December 15, 2005. Management is currently assessing the effect of SFAS No. 123(R) on our financial statements.

                           Management

Our bylaws provide that the number of directors who shall constitute the whole board shall be such number as the board of directors shall at the time have designated. We confirm that the number of authorized directors has been set at three pursuant to our bylaws. Each director shall be selected for a term of one year and until his successor is elected and qualified. Vacancies are filled by a majority vote of the remaining directors then in office with the successor elected for the unexpired term and until the successor is elected and qualified.

The directors and executive officers are as follows:

NAME                                AGE      POSITIONS HELD          SINCE

Michael Enemaerke                     31         CEO/Director      10-19-2004
                                                  President        To present

Kim Beck Nielsen                      38         CFO/Director       10-19-2004
                                                  Controller       To present

Jesse Starkman                        76      Secretary/Director   10-19-2004
                                                                   To present

Business Experience of Officers and Directors

      Michael Enemaerke.   Mr. Enemaerke has been chief executive
officer, president and director of Cross Atlantic since October 19, 2004. In 1996, Mr. Enemaerke co-founded DRL Courier Company in
Copenhagen, Denmark with Mr. Kim Beck Nielsen.   DRL worked with
specialized contracted deliveries. DRL's customers consisted of large companies and government agencies. DRL specialized in internal mail
deliverance and VIP tours in general.   Customers included, among
others, the top five Danish law firms, British Airways and Citibank. DRL was sold to Box Delivery in Sweden, a company owned by the Norwegian Postal Service in 2002. Since the sale of DRL, Mr. Enemaerke has been self-employed working with Mr. Beck Nielsen in developing the business of Cross Atlantic.

From 1997 to 2000, Mr. Enemaerke was part-owner of Instore
Merchandising in Copenhagen.   Instore Merchandising started up with a
three year contract of mounting advertising materials in supermarkets
for supporting sale of fish funded by the EU.   Customers included
Sony, TeleDenmark and Foods from Britain.   After more and more
campaign merchandising in all kinds of stores, Instore Merchandising started doing product merchandising (filling up shelves with different
products).   Instore grew to approximately 140 employees and was sold
to Frode Laursen Limited, a Danish company.

      Kim Beck-Nielsen.   Mr. Beck-Neilsen has been chief financial
officer, controller and director of Cross Atlantic since October 19,
2004.   In 1993, Mr. Beck-Neilsen graduated from Hilleroed Handelsskole with a degree in marketing.

In 1996, Mr. Beck-Neilsen co-founded DRL Courier Company in Copenhagen,
Denmark with Mr. Michael Enemaerke.   DRL worked with specialized
contracted deliveries. DRL's customers consisted of large companies and government agencies. DRL specialized in internal mail deliverance
and VIP tours in general.   Customers included, among others, the top
five Danish law firms, British Airways and Citibank.   DRL was sold to
Box Delivery in Sweden, a company owned by the Norwegian Postal Service
in 2002.   Since the sale of DRL, Mr. Beck-Neilsen has been self-
employed developing the business of Cross Atlantic.

From 1997 to 2000, Mr. Beck-Neilsen was part-owner of Instore
Merchandising in Copenhagen.   Instore Merchandising started up with a
three year contract of mounting advertising materials in supermarkets
for supporting sale of fish funded by the EU.   Customers included
Sony, TeleDenmark and Foods from Britain.   After more and more
campaign merchandising in all kinds of stores, Instore Merchandising started doing product merchandising (filling up shelves with different
products).   Instore grew to approximately 140 employees and was sold
to Frode Laursen Limited, a Danish company.

The above named directors will serve in their capacity as director until our next annual shareholder meeting to be held within six months of our fiscal year's close. Directors are elected for one-year terms.

      Jesse Starkman.   Mr. Starkman has been secretary and a director
since October 19, 2004.   From January 2000 to present, Mr. Starkman
has been the president and technical director of Royal Star Industries, Inc., a company that formulates and/or improves personal care products. Mr. Starkman earned a bachelor of science degree in biology/chemistry in 1949 from City College of New York and a masters of science in Chemical Engineering in 1956 from Newark College of Engineering (Rutgers University). Mr. Starkman has attended advanced courses and seminars in marketing, market research, consumer psychology, business administration, microbiology, polymer chemistry, international commerce and packaging.

Executive Compensation

To date, no executive compensation has been made.   We may elect to
award a cash bonus to key employees, directors, officers and consultants based on meeting individual and corporate planned objectives.

The following shows the annual salaries, bonuses and stock options for our executive officers:

-------------------------------------------------------------------------------------------------------------------------+
                                             SUMMARY COMPENSATION TABLE
+----------------------------------------------------------------+--------------------------------------------------------+
|                                                                | Long-Term Compensation                                 |
+----------------------+-----------------------------------------+------------------------------+-------------------------+
|                      | Annual Compensation                     | Awards                       | Payouts                 |
+----------------------+---------+-----------+-------------------+-----------+------------------+-------------------------+
|(a)        |   (b)    | (c)     |   (d)     | (e)               | (f)       |  (g)             |  (h)       (i)          |
+-----------+----------+---------+-----------+-------------------+-----------+------------------+----------+--------------
|Name and   |          |         |           | Other             |Restricted | Securities       |          |              |
|Name and   |          | Annual  |   Annual  | Annual            |Stock      | Underlying       |LTIP      | All Other    |
|Principal  | Fiscal   | Salary  |   Bonus   | Compensation      |Awards     | Options/SARs     |Payouts   | Compensation |
|Position   |  Year    | ($)     |   ($)     | ($)               |($)        | (#)              |($)       | ($)          |
+-----------+----------+---------+-----------+-------------------+-----------+------------------+----------+--------------+
Michael Enemearke
CEO            2004        -            -         -                   -              -              -           -
               2003      N/A          N/A       N/A                 N/A            N/A            N/A         N/A
               2001      N/A          N/A       N/A                 N/A            N/A            N/A         N/A




Kim Beck-Neilsen
CFO            2004        -            -   $8,950(2)                   -              -              -           -
               2003      N/A          N/A       N/A                 N/A            N/A            N/A         N/A
               2002      N/A          N/A       N/A                 N/A            N/A            N/A         N/A

Dennis Jordan
CEO            2004        -           -         -                   -              -              -           -
               2003        -           -         -                   -              -              -           -
               2002        -           -         -                   -              -              -            -
James DePelisi
CFO            2004        -           -         -                   -              -              -           -
               2003        -           -         -                   -              -              -           -
               2002       N/A         N/A       N/A                 N/A            N/A            N/A         N/A
+-----------+----------+---------+-----------+-------------------+-----------+------------------+----------+------------+

(1) Mr. Jordan and Mr. DePelisi resigned as officers and directors of Cross Atlantic on October 19, 2004.

(2) On October 17, 2004, Cross Atlantic issued 8,950,000 common shares for services rendered valued at $.001 per common share to Kim Beck-Nielsen, an officer and director of Cross Atlantic.

   Option/SAR Grants in the Last Fiscal Year.   There have not been any
options /SAR grants made by Cross Atlantic in the last fiscal year.

   Directors Compensation.   We do not have any standard arrangements
by which directors are compensated for any services provided as a director. No cash has been paid to the directors in their capacity as
such.    On October 17, 2004, Cross Atlantic issued 100,000 common
shares for services rendered valued at $.001 per common share to Jesse Starkman, a director of Cross Atlantic.


       Security Ownership of Certain
       Beneficial Owners and Management

The following table sets forth, as of November 30, 2005, the number and percentage of outstanding shares of Cross Atlantic common stock owned by (i) each person known to us to beneficially own more than 5% of its outstanding common stock, (ii) each director, (iii) each named executive officer, and (iv) all officers and directors as a group.

Name of Beneficial Owners      Common Stock                     Percentage(1)
                               Beneficially Owned    Before offering     After offering
Michael Enemaerke                     8,950,000          43.87%              39.69%
1282 Camellia Circle
Weston, Florida 33326

Kim Beck-Nielsen                      8,950,000          43.87%              39.69%
Nellerupgaards Alle 3
Gilleleje, Denmark 3250

Jesse Starkman                          100,000            .49%               .44%
16141 Blatt Blvd., Unit 205
Weston, Florida



Directors and Officers, as a group   18,000,000          88.24%             79.82%

(1) Based upon 20,549,200 issued and outstanding as of November 30, 2005 and 22,549,200 common shares assuming successfully completion of the offering.

Michael Enemaerke, Kim Beck-Nielsen, Jesse Starkman, James DePelisi and Dennis Jordan would be deemed to be promoters of Cross Atlantic.


                Certain Relationships and Related Transactions

During December 2004, Michael Enemaerke, an officer and director of Cross Atlantic advanced $100 in cash to open a bank account and during January 2005, this officer paid the invoice for the inventory aggregating $51,090. This amount has been recorded as a loan with no
interest and has no specific repayment terms.   Management believes
that this loan was made on terms as favorable to those that could be
obtained from a non-affiliate.   During the nine months ended September
30, 2005, additional advances were made for working capital purposes
for an aggregate loan payable of $160,635.   The advances are due on
demand and will begin accruing interest at 5% per annum on July 1, 2005.

In October 2004, we issued 8,950,000 common shares to Michael Enemaerke
for research and development valued at $8,950.   Due to our lack of
available cash and cash equivalents, on October 17, 2004, Cross Atlantic issued 9,450,000 common shares for services rendered valued at $.001 per common share to Kim Beck-Nielsen, an officer and director of Cross Atlantic (8,950,000 common shares), Jesse Starkman, a director of Cross Atlantic (100,000 common shares) and Jens Nielsen, a non-
affiliate (400,000 common shares).   The services were related to
commencement of our business plan.


             Description of Capital Stock

The following statements constitute brief summaries of Cross Atlantic's certificate of incorporation and bylaws, as amended.

Common Shares. Cross Atlantic's articles of incorporation authorize it to issue up to 25,000,000 common shares and no preferred shares, $0.001 par value per common and preferred share.

Liquidation Rights.   Upon liquidation or dissolution, each outstanding
common share will be entitled to share equally in the assets of Cross Atlantic legally available for distribution to shareholders after the payment of all debts and other liabilities.

Dividend Rights.   There are no limitations or restrictions upon the
rights of the board of directors to declare dividends out of any funds legally available therefore. Cross Atlantic has not paid dividends to date and it is not anticipated that any dividends will be paid in the foreseeable future. The board of directors initially may follow a policy of retaining earnings, if any, to finance the future growth of

Cross Atlantic.   Accordingly, future dividends, if any, will depend
upon, among other considerations, Cross Atlantic's need for working capital and its financial conditions at the time.

Voting Rights.   Holders of common shares of Cross Atlantic are
entitled to voting rights of one hundred percent. Holders may cast one vote for each share held at all shareholders meetings for all purposes.

Other Rights.   Common shares are not redeemable, have no conversion
rights and carry no preemptive or other rights to subscribe to or purchase additional common shares in the event of a subsequent offering. Common Shares do not have cumulative voting features.

Our bylaws allow action to be taken by written consent rather than at a meeting of stockholders with the consent of the holders of a majority of shares entitled to vote.

Transfer Agent.   Florida Atlantic Stock Transfer, Inc. acts as Cross
Atlantic's transfer agent.

              Shares Eligible For Future Sale

Upon the date of this prospectus, there are 20,549,200 shares of our common stock outstanding. In the future, common shares may be issued
in private business transactions and a public offering.    18,359,510
of the currently outstanding common shares and any additional common shares issued in private business transactions will be "restricted securities" and may be sold in the United States in compliance with Rule 144 adopted under the Securities Act of 1933, as amended. Rule 144 provides, in essence, that a person who has held restricted securities for a period of one year may sell every three months in a brokerage transaction, or with a market maker, an amount equal to the greater of 1% of Cross Atlantic's outstanding shares or the average weekly trading volume, if any, of the shares during the four calendar weeks preceding the sale.

Sales under Rule 144 are also subject to notice and manner of sale requirements and to the availability of current public information and must be made in unsolicited brokers' transactions or to a market maker. A person who is not an affiliate of Cross Atlantic under the Securities Act during the three months preceding a sale and who has beneficially owned such shares for at least two years is entitled to sell the shares under Rule 144 without regard to the volume, notice, information and manner of sale provisions. Affiliates must comply with the restrictions and requirements of Rule 144 when transferring restricted shares even after the two year holding period has expired and must comply with the restrictions and requirements of Rule 144 in order to sell unrestricted shares.

No predictions can be made of the effect, if any, that market sales of shares of common stock or the availability of such shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of our common stock could adversely affect the prevailing market price of the common stock, as well as impair our ability to raise capital through the issuance of additional equity securities.

Until the recent change in control, Cross Atlantic was a blank check
company.   Promoters or affiliates of a blank check company and
their transferees would act as "underwriters" under the Securities Act of 1933 when reselling the securities of the blank check company. Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

Additionally, shareholders who obtained securities directly from a blank check issuer and through promoters and affiliates, cannot use Rule 144 to resell their securities, since their resale transactions would appear to be designed to distribute or redistribute securities to the public without compliance with the registration requirement
of the Securities Act.    As a result, this policy applies to
shareholders of Cross Atlantic.


                  Plan of Distribution

This prospectus relates to the sale of 2,000,000 common shares and 2,189,690 common shares being registered on behalf of selling security holders.

There is currently no market for our shares.    We cannot give any
assurance that the common shares offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed.

We will sell the common shares ourselves and do not plan to use
underwriters.   We will be selling our shares using our best efforts
and no one has agreed to buy any of our shares.    Selected broker-
dealers may sell our common shares and will receive standard industry commissions.

There is no minimum amount of shares we must sell so none of the money raised from the sale of our common shares will go into escrow, trust or another similar arrangement.

The common shares are being offered by Michael Enemaerke and Kim Beck-Nielsen, officers and directors of Cross Atlantic. Messrs. Enemaerke and Beck-Nielsen will be relying on the safe harbor in Rule 3a4-1 of the Securities Exchange Act of 1934 to sell the units. No sales commission will be paid for common shares sold by Messrs. Enemaerke and Beck-Nielsen. Messrs. Enemaerke and Beck-Nielsen are not subject to a statutory disqualification and are not associated persons of a broker or dealer. Additionally, Messrs. Enemaerke and Beck-Nielsen primarily perform substantial duties on behalf of Cross Atlantic otherwise than
in connection with transactions in securities.   Neither Mr. Enemaerke
or Mr. Beck-Nielsen were a broker or dealer or an associated person of a broker or dealer within the preceding 12 months and they have not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of Rule 3a4-1 of the Securities Exchange Act of 1934.

The primary offering shall terminate on or before December 31, 2006. In our sole discretion, we may terminate the primary offering before
all of the common shares are sold.   The secondary offering by selling
shareholders shall commence upon termination of the primary offering.

Our common shares are not traded on the NASD over-the-counter bulletin
board or on the "pink sheets".   After completion of the primary
offering, the selling security holders may sell their common shares in
one or more transactions.   These may include "block" transactions in
the over-the-counter market, in negotiated transactions or in a
combination of such methods of sales.   The selling security holders
must sell at a fixed price of $5.00 until our shares are quoted on the
OTC Bulletin Board.   Thereafter, the selling security holders may sell
at prevailing prices or privately negotiated prices.

Upon completion of the primary offering, we intend to engage a market-maker to apply for our securities to be quoted on the OTC Bulletin
Board.   The process may take several months and we have not yet
engaged a market-maker to apply for quotation on the OTC Bulletin Board on your behalf. A quotation on the OTC Bulletin Board may have on a positive affect on the liquidity of your Cross Atlantic common shares.

The selling security holders may effect such transactions by selling the common shares directly to purchasers, or may sell to or through agents, dealers or underwriters designated from time to time, and such agents, dealers or underwriters may receive compensation in the form of discounts, concessions or commissions from the selling security holder and/or the purchaser(s) of the common shares for whom they may act as agent.

The selling security holders may sell their shares in privately negotiated transactions by means of Rule 144 or other available
exemption.   Under Rule 144, a person who has held restricted
securities for a period of one year may sell every three months in a brokerage transaction, or with a market maker, an amount equal to the greater of 1% of Cross Atlantic's outstanding shares or the average weekly trading volume, if any, of the shares during the four calendar weeks preceding the sale.

Sales under Rule 144 are also subject to notice and manner of sale requirements and to the availability of current public information and must be made in unsolicited brokers' transactions or to a market maker. A person who is not an affiliate of Cross Atlantic under the Securities Act during the three months preceding a sale and who has beneficially owned such shares for at least two years is entitled to sell the shares under Rule 144 without regard to the volume, notice, information and manner of sale provisions.

The selling security holder and any agents, dealers or underwriters that act in connection with the sale of the common shares might be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act, and any discount or commission received by them and any profit on the resale of the common shares might be deemed to be underwriting discounts or commissions under the Securities Act.

If the selling shareholders engage in short selling activities, they must comply with the prospectus delivery requirements of Section
5(b)(2) of the Securities Act.

Pursuant to Regulation M of the Securities Act, the selling stockholders will not, directly or indirectly, bid for, purchase, or attempt to induce any person to bid for or purchase their common shares during the offering except for offers to sell or the solicitation of offers to buy and unsolicited purchases that are not effected from or through a broker or dealer, on a securities exchange or through an inter-dealer quotation system or electronic communications network.
The table below sets forth information with respect to the resale of shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of common stock by the selling stockholders for shares currently outstanding.

Cross Atlantic is not aware of any current or future plans, proposals, arrangements or understandings by any selling security holders to distribute their registered shares of common stock of Cross Atlantic to their respective outstanding shareholders or partners.

Cross Atlantic is not aware of any plans, arrangements or understandings by any selling security holders to sell their registered shares of common stock to any particular individual(s) or to use such registered shares to satisfy contractual obligations.

Cross Atlantic will receive no portion of the proceeds from the sale of the common shares by the selling security holder and will bear all of the costs relating to the registration of this offering, other than any
fees and expenses of counsel for the selling security holder.   Any
commissions, discounts or other fees payable to a broker, dealer, underwriter, agent or market maker in connection with the sale of any of the common shares will be borne by the selling security holder.

Lockup Agreements.   Selling shareholders of Cross Atlantic
representing 2,155,900 common shares or 98.46% of the common shares being registered in this offering on behalf of selling shareholders entered into a lockup agreement whereby they agreed that, except for 10% of the total amount of shares owned by the selling shareholder, they will not make or cause any sale of any securities being registered in this offering, without the prior written consent of the Cross Atlantic, after termination of Cross Atlantic?s primary offering.

Pursuant to the lockup agreement, commencing 3 months after the termination of the primary offering, the shareholder may sell up to 10% of the total amount of common shares owned by the selling shareholder every three months. The lockup terminates 24 months after the
termination of Cross Atlantic?s primary offering.     Additionally,
Cross Atlantic does not intend to release any shares from the lock-up agreements prior to the 24 months after the primary offering or otherwise provide waivers.


     Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer as provided in the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                Market for Common Stock and
                Related Stockholder Matters

Our common stock is not traded over the counter

Holders.   As of November 30, 2005, the approximate number of
shareholders of common stock of Cross Atlantic was 54.

Dividends.   We have not declared any cash dividends on our common
stock since our inception and do not anticipate paying any dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payment of dividends will depend on our earnings and financial position and such other factors as the board of directors deems relevant.


                          Experts

The financial statements of Cross Atlantic appearing in this registration statement have been audited by Stark Winter Schenkein & Co., LLP, an independent registered public accounting firm and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                    Legal Proceedings

There are no legal proceedings, pending or threatened, against Cross Atlantic or its officers or directors in their capacity with Cross Atlantic at this time.


                     Legal Matters

Certain legal matters with respect to the issuance of shares of common stock offered by this prospectus will be passed upon by Jody M. Walker, Centennial, Colorado


                 Where You Can Find More Information

At your request, we will provide you, without charge, a copy of any document filed as exhibits in this prospectus. If you want more information, write or call us at:

Cross Atlantic Corporation
245 Park Avenue, 39th Floor
New York, New York 10167
305-970-7039

Attention: Kim Beck-Nielsen, Chief Financial Officer

Our fiscal year ends on December 31.   After the effective date of this
registration statement, we intend to become a reporting company and
file annual, quarterly and current reports with the SEC.   At that
time, you may read and copy any reports, statements, or other information we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site at http:\\www.sec.gov.

                   FINANCIAL STATEMENTS

The following financial statements required by Item 310 of Regulation S-B are furnished below:

Unaudited Condensed Balance Sheet dated September 30, 2005
Unaudited Condensed Statements of Operations for the nine months ended September 30, 2005 and 2004, and for the period from March 12, 1998 (Inception) to September 30, 2005
Unaudited Condensed Statements of Cash Flows for the nine months ended September 30, 2005 and 2004, and for the period from March 12, 1998 (Inception) to September 30, 2005
Notes to Financial Statements

Report of Independent Registered Public Accounting Firm
Balance Sheet dated December 31, 2004
Statements of Operations for the years ended December 31, 2004 and 2003, and for the period from March 12, 1998 (Inception) to December 31, 2004
Statement of Stockholders' (Deficit) For the period from Inception (March 12, 1998) to December 31, 2004
Statements of Cash Flows For the years ended December 31, 2004 and 2003, and for the period from March 12, 1998 (Inception) to December 31, 2004
Notes to Financial Statements

Cross Atlantic Commodities, Inc.
(Formerly Business Advantage No.17, Inc.)
(A Development Stage Company)
Condensed Balance Sheet
September 30, 2005
(Unaudited)

ASSETS

Current Assets:
 Cash                                                   $ 192,654
 Inventory                                                 23,045
                                                        ---------
 Total current assets                                   $ 215,699
                                                        =========
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
 Loans payable ? stockholders                           $ 160,635
                                                        ---------
  Total current liabilities                               160,635
                                                        ---------
Stockholders' equity:
Common stock, $0.001 par value; 25,000,000 shares
 authorized, 20,529,200 shares
 issued and outstanding                                    20,549
Additional paid in capital                                380,691
(Deficit) accumulated during development stage           (346,176)
                                                        ---------
                                                           55,064
                                                        ---------
                                                        $ 215,699
                                                        =========

See accompanying summary of notes to unaudited condensed financial statements

Cross Atlantic Commodities, Inc.
(Formerly Business Advantage No.17, Inc.)
(A Development Stage Company)
Condensed Statements of Operations
For the Nine Months Ended September 30, 2005 and 2004, and for the Period From March 12, 1998 (Inception) to September 30, 2005
(Unaudited)

                                              From March
                                               12, 1998     For the Nine Months Ended
                                             (Inception)            September 30,
                                              to Sept. 30,  -------------------------
                                                 2005         2005           2004
                                              ----------   ----------     ----------
Revenue                                      $    41,945   $   41,945     $        -
Cost of goods sold                                41,432       41,432              -
                                             -----------   ----------     ----------
  Gross margin                                       513          513              -
                                             -----------   ----------     ----------
Expenses:
General and administrative expenses              337,739      322,044          9,450
Purchased research and development                 8,950            -          8,950
                                             -----------   ----------     ----------
                                                 346,689      322,044         18,400
                                             -----------   ----------     ----------

  Net (loss) before income taxes                (346,176)    (321,531)       (18,400)

Provision for income taxes                             -            -              -
                                             -----------   ----------     ----------
  Net (loss)                                 $  (346,176)  $ (321,531)    $  (18,400)
                                             ===========   ==========     ==========
(Loss) per common share - Basic and fully
diluted                                                       $(0.00)        $(0.00)
                                                          ==========     ==========

Weighted average number of shares
  outstanding - Basic and fully diluted                     20,433,338    20,400,000
                                                            ==========   ===========

See accompanying summary of notes to unaudited condensed financial statements

Cross Atlantic Commodities, Inc.
(Formerly Business Advantage No.17, Inc.)
(A Development Stage Company)
Condensed Statements of Cash Flows
For the Nine Months Ended September 30, 2005 and 2004, and for the Period From March 12, 1998 (Inception) to September 30, 2005

                                              From March
                                               12, 1998     For the Nine Months Ended
                                             (Inception)          September 30,
                                           to September 30, -------------------------
                                                 2005         2005           2004
                                              ----------   ----------     ----------
Cash flows from operating activities:
Net cash (used by) operating activities          (90,081)     (38,986)
                                              ----------   ----------     ----------
Cash flows from investing activities:
Net cash provided by (used in) investing
  activities                                           -            -              -
                                              ----------   ----------     ----------
Cash flows from financing activities:
 Proceeds from issuance of common stock          122,100      122,100              -
 Increase in shareholder loan                    160,635      109,445              -
                                              ----------   ----------     ----------
Net cash provided by financing activities        282,735      231,545              -
                                              ----------   ----------     ----------

Net increase in cash                             192,654      192,559              -
Cash at beginning of period                            -           95              -
                                              ----------   ----------     ----------
Cash at end of period                         $  192,654   $  192,654     $        -
                                              ==========   ==========     ==========
Supplemental cash flow information:
 Cash paid during the period for:
  Interest                                    $        -   $        -     $        -
                                              ==========   ==========     ==========
  Income taxes                                $        -   $        -     $        -
                                              ==========   ==========     ==========

See accompanying summary of notes to unaudited condensed financial statements

CROSS ATLANTIC COMMODITIES, INC.
(Formerly Business Advantage No. 17, Inc.)
(A Development Stage Company)
NOTES TO UNAUDITED FINANCIAL STATEMENTS
September 30, 2005

(1)	Basis Of Presentation

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles(GAAP) for interim financial information and Item 310(b) of Regulation S-B. They do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included.

The results of operations for the periods presented are not necessarily
indicative of the results to be expected for the full year.   For
further information, refer to the financial statements of the Company as of December 31, 2004, and for the years ended December 31, 2004 and 2003, and the period from inception (March 12, 1998) to December 31, 2004.

(2)	Earnings Per Share

The Company calculates net income (loss) per share as required by Statement of Financial Accounting Standards (SFAS) 128, "Earnings per Share." Basic earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares and dilutive common stock equivalents outstanding. During periods when anti-dilutive commons stock equivalents are not considered in the computation.

(3)	Inventory

Inventory is stated at the lower of cost, determined on a first in, first out basis, or market value. Inventory consists principally of finished goods and packaging materials.

(4)	Loans Payable ? Related Parties

During December 2004 an officer advanced the Company $100 in cash to open its bank account and during November 2004 this officer paid the invoice for the inventory aggregating $51,090. During the nine months ended September 30, 2005, additional advances aggregating $109,445 were made for working capital purposes. The advances are due on demand and accrue interest at 5% per annum.

(5)	Stockholders? Equity

During the nine months ended September 30, 2005, an officer contributed services with a fair market value of $4,500 to the capital of the Company which has been charged to operations during the period.

During August 2005, the Company issued 49, 200 shares of common stock for cash aggregating $122,100 or $2.48 per share pursuant to a private placement.

During August 2005, the Company issued 100,000 shares of common stock for services valued at their fair market value of $250,000 or $2.50 per share.

(6)   Commitments, Concentrations and Contingencies

During the period ended September 30, 2005, the Company derived 100% of its total sales from one customer.

During the periods covered by these financial statements, the Company issued shares of common stock without registration under the Securities
Act of 1933.   Although the Company believes that the sales did not
involve a public offering of its securities and that the Company did comply with the ?safe harbor? exemptions from registration, if such exemptions were found not to apply, this could have a material impact on the Company?s financial position and results of operations.

(7)   Basis of Reporting

The Company?s financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of
liabilities in the normal course of business.   The Company has
experienced a significant loss from operations from inception
aggregating $346,176.   In additional, the Company has no significant
revenue generating operations.

The Company?s ability to continue as a going concern is contingent upon its ability to secure additional financing, increase ownership equity
and attain profitable operations.   In addition, the Company?s ability
to continue a going concern must be considered in light of the problems, expenses and complications frequently encountered in established markets and the competitive environment in which the Company operates.

The Company is pursuing financing for its operations and seeking
additional investments.   In addition, the Company is seeking to expand
its revenue base by adding new customers and increasing its
advertising.   Failure to secure such financing or to raise additional
equity capital and to expand its revenue base may result in the Company?s depleting its available funds and not being able pay its obligations.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

         REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Stockholders and Board of Directors
Cross Atlantic Commodities, Inc.
(formerly Business Advantage No., 17, Inc.)

We have audited the accompanying balance sheet of Cross Atlantic Commodities, Inc. (A Development Stage Company) as of December 31, 2004, and the related statements of operations, stockholders? (deficit) and cash flows for the years ended December 31, 2004 and 2003, and the period from inception (March 12, 1998) to December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cross Atlantic Commodities, Inc. (A Development Stage Company) as of December 31, 2004, and results of its operations and its cash flows for the years ended December 31, 2004 and 2003, and the period from inception (March 12, 1998) to December 31, 2004,3, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has suffered a loss from operations and is in the development stage. These factors raise substantial doubt about the Company?s ability to continue as a going concern. Management?s plans in regard to this matter are also discussed in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Stark Winter Schenkein & Co., LLP
Certified Public Accountants

Denver, Colorado
March 31, 2005

                    Cross Atlantic Commodities, Inc.
               (Formerly Business Advantage No. 17, Inc.)
                     (A Development Stage Company)
                             Balance Sheet
                           December 31, 2004

                                ASSETS

Current Assets:
  Cash                                                     $       95
  Inventory                                                    51,090
                                                           ----------
    Total Assets                                           $   51,185
                                                           ==========


                 LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current Liabilities:
  Accounts payable and accrued expenses                     $  51,190
                                                           ----------

Stockholders' (deficit):
  Common stock, $0.001 par value; 25,000,000 shares
   authorized, 20,400,000 shares issued and outstanding        20,400
  Additional paid in capital                                    4,240
  (Deficit) accumulated during development stage              (24,645)
                                                           ----------
    Total stockholders' (deficit)                                  (5)
                                                           ----------
Total liabilities and stockholders' (deficit)              $   51,185
                                                           ==========





See the accompanying notes to the financial statements.

                    Cross Atlantic Commodities, Inc.
               (Formerly Business Advantage No.17, Inc.)
                     (A Development Stage Company)
                        Statements of Operations
   For the Years Ended December 31, 2004 and 2003, and for the Period
          From March 12, 1998 (Inception) to December 31, 2004

                                                           From March
                                                            12, 1998
                                                           (Inception)
                                                            to December
                                    2004         2003        31, 2004
                                 ----------   ----------   ----------
Revenue                          $        -   $        -   $        -
                                 ----------   ----------   ----------

Expenses:
General and admin expenses            9,955          500       15,695
Purchased research and development    8,950            -        8,950
                                 ----------   ----------   ----------
                                     18,905          500       24,645
                                 ----------   ----------   ----------
  (Loss) before income taxes        (18,905)        (500)     (24,645)
                                 ----------   ----------   ----------

Provision for income taxes                -            -            -

  Net (loss)                     $  (18,905)  $     (500)  $  (24,645)
                                 ==========   ==========   ==========

(Loss) per common share -
  Basic and fully diluted        $   (0.00)  $     (0.00)
                                 ==========   ==========

Weighted average number of shares
  outstanding - Basic and fully
   diluted                        6,637,808    2,000,000
                                 ==========   ==========





See the accompanying notes to the financial statements.

                    Cross Atlantic Commodities, Inc.
               (Formerly Business Advantage No.17, Inc.)
                     (A Development Stage Company)
                  Statement of Stockholders' (Deficit)
   For the Period from March 12, 1998 (Inception) to December 31, 2004

                                                                  (Deficit)
                                                                Accumulated     Total
                                                    Additional     During      Stock-
                                 Common Stock        Paid In    Development     holders?
                            Shares        Amount     Capital        Stage      (Deficit)
                          ----------   ----------   ----------   ----------   ----------
March 19, 1998 - Issuance
 of common stock for cash
 at $.001 per share        2,000,000   $    2,000   $      740   $        -   $    2,740
Contributed services               -            -          500            -          500
Net (loss)                         -            -            -       (3,240)      (3,240)
                          ----------   ----------   ----------   ----------   ----------
Balance, Dec 31, 1998      2,000,000        2,000        1,240       (3,240)           -

Contributed services               -            -          500            -          500
Net (loss)                         -            -            -         (500)        (500)
                          ----------   ----------   ----------   ----------   ----------
Balance, Dec 31, 1999      2,000,000        2,000        1,740       (3,740)           -

Contributed services               -            -          500            -          500
Net (loss)                         -            -            -         (500)        (500)
                          ----------   ----------   ----------   ----------   ----------
Balance, Dec 31, 2000      2,000,000        2,000        2,240       (4,240)           -

Contributed services               -            -          500            -          500
Net (loss)                         -            -            -         (500)        (500)
                          ----------   ----------   ----------   ----------   ----------
Balance, Dec 31, 2001      2,000,000        2,000        2,740       (4,740)           -

Contributed services               -            -          500            -          500
Net (loss)                         -            -            -         (500)        (500)
                          ----------   ----------   ----------   ----------   ----------
Balance, Dec 31, 2002      2,000,000        2,000        3,240       (5,240)           -

Contributed services               -            -          500            -          500
Net (loss)                         -            -            -         (500)        (500)
                          ----------   ----------   ----------   ----------   ----------
Balance, Dec 31, 2003      2,000,000        2,000        3,740       (5,740)           -

Shares issued for
  purchased research
  and development at
  $.001 per share          8,950,000        8,950            -            -        8,950
Shares issued for
  services at $.001
  per share                9,450,000        9,450            -            -        9,450
Contributed services               -            -          500            -          500




Net (loss)                         -            -            -      (18,905)     (18,905)
                          ----------   ----------   ----------   ----------   ----------
Balance Dec 31, 2004      20,400,000   $   20,400   $    4,240   $  (24,645)  $       (5)
                          ==========   ==========   ==========   ==========   ==========

See the accompanying notes to the financial statements.

                    Cross Atlantic Commodities, Inc.
               (Formerly Business Advantage No.17, Inc.)
                     (A Development Stage Company)
                        Statements of Cash Flows
        For the Years Ended December 31, 2004 and 2003, and for
    the Period From March 12, 1998 (Inception) to December 31, 2004

                                                           From March
                                                            12, 1998
                                                          (Inception)
                                                          to December
                                     2004        2003       31, 2004
                                 ----------   ----------   ----------
Cash flows from operating activities:
 Net (loss)                      $  (18,905)  $     (500)  $  (24,645)
 Adjustments to reconcile net
 (loss) to net cash (used by)
 operating activities:
  Common shares issued for
  purchased research and
  development                         8,950            -        8,950
  Common shares issued for services   9,450            -       12,190
  Contributed services                  500          500        3,500
  Increase in inventory             (51,090)           -      (51,090)
                                 ----------   ----------   ----------
Net cash (used by) operating
activities                          (51,095)           -      (51,095)
                                 ----------   ----------   ----------
Cash flows from financing activities:
 Increase in loan payable
 - stockholder                       51,190            -       51,190
                                 ----------   ----------   ----------
Net cash provided by financing
activities                           51,190            -       51,190
                                 ----------   ----------   ----------

Net increase in cash                     95            -           95
Cash at beginning of year                 -            -            -
                                 ----------   ----------   ----------
Cash at end of year              $       95   $        -   $       95
                                 ==========   ==========   ==========

Supplemental cash flow information:
 Cash paid during the period for:
  Interest                       $        -   $        -   $        -
                                 ==========   ==========   ==========
  Income taxes                   $        -   $        -   $        -
                                 ==========   ==========   ==========


See the accompanying notes to the financial statements.

Note 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

The Company was incorporated on March 12, 1998 in the State of Nevada and is in the development stage. The Company intends to market coffee and related products. The Company has chosen December 31, as a year-end and has had no significant activity from inception to December 31, 2004. Prior to the change of control in October 2004, Cross Atlantic
was a blank check company with no operations.   From October 2004
through September 30, 2005, new management has been seeking financing and developing strategic alliances with coffee brokers, suppliers, etc. The coffee purchase made during this period was a test leading up to the point of our first contract shipment with Victoria Coffees in October 2005.

Revenue Recognition

In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. The following policies reflect specific criteria for the various revenues streams of the Company:

Revenue is recognized at the time the product is delivered. Provision for sales returns will be estimated based on the Company?s historical return experience. Revenue is presented net of returns.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable are stated at estimated net realizable value.
Accounts receivable are comprised of balances due from customers net of estimated allowances for uncollectible accounts. In determining collectability, historical trends are evaluated and specific customer issues are reviewed to arrive at appropriate allowances.

Inventory

Inventory is stated at the lower of cost, determined on the first-in, first-out method, or net realizable market value. Inventory at December 31, 2004 consisted of purchased coffee beans.

Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2004. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable and accrued expenses. Fair values were assumed to approximate carrying values for these financial instruments because they are short term in nature and their carrying amounts approximate fair values.


Net Income (Loss) Per Common Share

The Company calculates net income (loss) per share as required by Statement of Financial Accounting Standards (SFAS) 128, "Earnings per Share." Basic earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares and dilutive common stock equivalents outstanding. During periods in which the Company incurs losses common stock equivalents, if any, are not considered, as their effect would be anti dilutive.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Segment Information

The Company follows SFAS 131, ?Disclosures about Segments of an
Enterprise and Related Information." Certain information is disclosed, per SFAS 131, based on the way management organizes financial information for making operating decisions and assessing performance. The Company currently operates in a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Income Taxes

The Company follows SFAS 109 "Accounting for Income Taxes" for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Stock-Based Compensation

The Company accounts for equity instruments issued to employees for services based on the fair value of the equity instruments issued and accounts for equity instruments issued to other than employees based on the fair value of the consideration received or the fair value of the equity instruments, whichever is more reliably measurable.

The Company accounts for stock based compensation in accordance with SFAS 123, "Accounting for Stock-Based Compensation." The provisions of SFAS 123 allow companies to either expense the estimated fair value of stock options or to continue to follow the intrinsic value method set forth in Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees" (APB 25) but disclose the pro forma effects on net income (loss) had the fair value of the options been expensed. The Company has elected to continue to apply APB 25 in accounting for its stock option incentive plans.

Impairment of Long-Lived Assets

The Company accounts for long-lived assets and goodwill in accordance with the provisions of SFAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" and SFAS 142, "Goodwill and Other Intangible Assets." SFAS 144 requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. SFAS 142 requires annual tests for impairment of goodwill and intangible assets that have indefinite useful lives and interim tests when an event has occurred that more likely than not has reduced the fair value of such assets.

Recent Pronouncements

In December 2003, the Financial Accounting Standards Board issued FASB Interpretation Number 46-R ?Consolidation of Variable Interest Entities.? FIN 46-R, which modifies certain provisions and effective dates of FIN 46, sets for the criteria to be used in determining whether an investment is a variable interest entity should be consolidated. These provisions are based on the general premise that if a company controls another entity through interests other than voting interests, that company should consolidate the controlled entity. The Company believes that currently, it does not have any material arrangements that meet the definition of a variable interest entity which would require consolidation.

In November 2004, the FASB issued SFAS 151, ?Inventory Costs.? SFAS 151 amends the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage) under the guidance in ARB 43, Chapter 4, ?Inventory Pricing.? Paragraph 5 of ARB 43, Chapter 4, previously stated, that ? under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. ? This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of ?so abnormal.? In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not expect adoption of SFAS 151 to have a material impact on the Company?s financial statements.

In December 2004, the FASB issued SFAS 152, ?Accounting for Real Estate Time-Sharing Transactions.? The FASB issued this Statement as a result of the guidance provided in AICPA Statement of Position (SOP) 04-2, ?Accounting for Real Estate Time-Sharing Transactions.? SOP 04-2 applies to all real estate time-sharing transactions. Among other items, the SOP provides guidance on the recording of credit losses and the treatment of selling costs, but does not change the revenue recognition guidance in SFAS 66, ?Accounting for Sales of Real Estate,? for real estate time-sharing transactions. SFAS 152 amends Statement 66 to reference the guidance provided in SOP 04-2. SFAS 152 also amends SFAS 67, ?Accounting for Costs and Initial Rental Operations of Real Estate Projects?, to state that SOP 04-2 provides the relevant guidance on accounting for incidental operations and costs related to the sale of real estate time-sharing transactions. SFAS 152 is effective for years beginning after June 15, 2005, with restatements of previously issued financial statements prohibited. Management does not expect adoption of SFAS 152 to have a material impact on the Company?s financial statements.

In December 2004, the FASB issued SFAS 153, ?Exchanges of Nonmonetary Assets,? an amendment to Opinion No. 29, ?Accounting for Nonmonetary Transactions.? Statement 153 eliminates certain differences in the guidance in Opinion No. 29 as compared to the guidance contained in standards issued by the International Accounting Standards Board. The amendment to Opinion No. 29 eliminates the fair value exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Such an exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 is effective for nonmonetary asset exchanges occurring in periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in periods beginning after December 16, 2004. Management does not expect adoption of SFAS 153 to have a material impact on the Company?s financial statements.

In December 2004, the FASB issued SFAS 123(R), ?Share-Based Payment.? SFAS 123(R) amends SFAS 123, ?Accounting for Stock-Based Compensation,? and APB Opinion 25, ?Accounting for Stock Issued to Employees.? SFAS 123(R) requires that the cost of share-based payment transactions

(including those with employees and non-employees) be recognized in the financial statements. SFAS 123(R) applies to all share-based payment transactions in which an entity acquires goods or services by issuing (or offering to issue) its shares, share options, or other equity instruments (except for those held by an ESOP) or by incurring liabilities (1) in amounts based (even in part) on the price of the entity?s shares or other equity instruments, or (2)that require (or may require) settlement by the issuance of an entity?s shares or other equity instruments. This statement is effective (1) for public companies qualifying as SEC small business issuers, as of the first interim period or fiscal year beginning after December 15, 2005, or (2) for all other public companies, as of the first interim period or fiscal year beginning after June 15, 2005, or (3) for all nonpublic entities, as of the first fiscal year beginning after December 15, 2005. Management is currently assessing the effect of SFAS No. 123(R) on the Company?s financial statements.


Note 2.  STOCKHOLDERS? (DEFICIT)

At inception, the Company issued 1,000,000 shares of its common stock for costs and services related to its organization aggregating $2,740, which approximates the fair market value of the costs and services provided. Accordingly, the Company has recorded a charge to operations of $2,740 during the period ended December 31, 1998.

During the years ended December 31, 2004 and 2003, and the period from inception (March 12, 1998) to December 31, 2004, certain affiliates contributed $500, $500 and $3,500 in services to the capital of the Company. The services were valued at their fair market value.

During October 2004, the Company issued 9,450,000 shares of common stock to individuals for services provided. These shares were valued at their fair market value of $9,450 and the value was charged to operations during the year ended December 31, 2004.

During October 2002 the Company entered into an agreement with an individual to acquire certain intangible property in exchange for the issuance of 8,950,000 shares of common stock. The shares were valued at their fair market value of $8,950 and the value was charged to operations as purchased research and development as the utilization of the intangibles by the Company was undeterminable at December 31, 2004.

The Company intends to file a Form SB-2 registration statement with the Securities and Exchange Commission whereby it will attempt to register shares of common stock to be sold by certain selling shareholders and 2,000,000 shares of common stock to be offered to third parties. The Company will receive no cash proceeds from the sale of shares by the selling shareholders but is paying the costs related to the proposed offering. These costs will be charged to the operations of the Company should the Company not be successful in selling any of the shares offered to third parties and against the proceeds of the amount received should the sale to third parties be successful.

Note 3.  INCOME TAXES

The Company accounts for income taxes under SFAS 109, ?Accounting for Income Taxes?, which requires use of the liability method. SFAS 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:


    Income tax provision at the federal
      statutory rate                          34  percent
    Effect of operating losses               (34) percent
                                             ------------
                                               -
                                             ------------

As of December 31, 2004, the Company has a net operating loss carryforward of $5. This loss will be available to offset future taxable income. If not used, this carryforward will expire in 2024. The deferred tax asset relating to the operating loss carryforward has been fully reserved at December 31, 2004. The principal difference between the operating loss for income tax purposes and reporting purposes results from the contribution of services by affiliates and the issuance of common shares for services and purchased research and development.


Note 4.  BASIS OF REPORTING

The Company?s financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The Company has experienced a loss from operations during its development stage as a result of its investment necessary to achieve its operating plan, which is long-range in nature. For the period from inception to December 31, 2004, the Company incurred a net loss of $24,645. In addition, the Company has no significant assets or revenue generating operations.

The Company?s ability to continue as a going concern is contingent upon its ability to attain profitable operations by securing financing and implementing its business plan. In addition, the Company?s ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which the Company operates.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Note 5. SHAREHOLDER LOAN

During December 2004 an officer advanced the Company $100 in cash to open its bank account and during November 2004 this officer paid the invoice for the inventory aggregating $51,090. The advances are due on demand and are non-interest bearing.

Note 6. COMMITMENTS

During May 2004 the Company entered into a one year lease for a virtual office at a rental rate of $275 per month. If renewed the amount of the monthly rent will increase to $350 per month effective May 2005. Rent expense related to the virtual office aggregated $2,200 for the year ended December 31, 2004 and the period from inception to December 31, 2004 and is included in general and administrative expenses.

Prospectus

CROSS ATLANTIC COMMODITIES, INC.


                               $10,000,000
2,000,000 common shares
plus
          2,189,690 common shares on behalf of selling security holders

                          January 12, 2005


YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. THE SELLING SECURITY HOLDERS ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, SHARES OF COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF COMMON STOCK.

Until                    2006, all dealers and selling stockholders
that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered. The expenses shall be paid by the registrant.


SEC Registration Fee. . . . . .    $2,465.63
Printing and Engraving Expenses       500.00
Legal Fees and Expenses . . . .    18,000.00
Accounting Fees and Expenses. .    10,000.00
Miscellaneous . . . . . . . . .     2,266.64
                                  ----------
TOTAL . . . . . . . . . . . . .   $33,232.27
                                  ==========

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

The following information sets forth particular information for all our securities sold for the past three years, without registration under the Securities Act.

On October 19, 2004, Dennis Jordan, a former officer and director of Cross Atlantic sold 289,000 common shares for $.001 per common share.

Jacquelyn Beaudoin        44,100
Richard Bigley            15,000
Edward Story               5,000
Sylvia Brickner          100,000
Laurence Morina            4,000
Craig and Stacey
   Fichtman JT             2,500
Wayne Tullos               3,000
Menny Gila                 2,000
Peter Grigore              2,500
Arnold Kaufman            15,000
Janice Linnert             2,000
Salvatore & Carmella
    Lombardo JT           15,000
Jack Krauser               8,000
Margaret McCullum          2,500
Mark Iannuzzi             15,000
John Mulroy                2,500
David Nixon                4,000
Max Raver                 10,000
Bruce Reingold             8,000
Lloyd Rubin                2,000
Nancy Spivack              3,000
Heather Stewart            1,000

Erin Stokes                1,000
Gerald Bomstad             1,000
Davin McAteer             20,900

The above issuances of common stock were made in a non-public offering to sophisticated investors under Section 4(2) of the Securities Act of 1933.

Pursuant to the Asset Purchase Agreement dated October 14, 2004, Cross Atlantic issued 8,950,000 common shares for $8,950 to Michael Enemaerke for purchased research and development.

The above issuances of common stock were made in a non-public offering to sophisticated investors under Section 4(2) of the Securities Act of 1933.

On October 17, 2004, Cross Atlantic issued 9,450,000 common shares for consulting and administrative services relating to commencing operations rendered valued at $.001 per common share.

Kim Beck-Nielsen                       8,950,000
Jesse Starkman                           100,000
Jens Nielsen                             400,000

The above issuances of common stock were made in a non-public offering to sophisticated investors under Section 4(2) of the Securities Act of 1933.

On August 20, 2005, Cross Atlantic issued 100,000 common shares for no consideration to Paul Mugambwa-Sempa as a bonus for the commodities contract with Victoria Coffee, a company controlled by Mr. Mugambwa-Sempa.

The above issuances of common stock were made in a non-public offering to sophisticated investors under Section 4(2) of the Securities Act of 1933.

On August 30, 2005, Cross Atlantic issued 49,200 common shares for cash of $123,000 or $2.50 to the following:

Martin Enemaerke                        1,360
Soren A. Olsen                          4,000
Steen Hartz Holding ApS                 6,560
Skovhavehoj Holding ApS                 6,560
Michael Olsen                           1,960
Tom Brisson                             1,960
Lauth Holding ApS                       6,560
Carsten Brisson                           480
Helle Diemer Kjeldgaard                 4,000
Michael Olsen                           2,620
Dan Pedersen                            3,280
Jesper Hvitved                          4,600
Jacob Nielsen                           1,320
Soren Hvitved                           3,940

The above issuances of common stock were made in a non-public offering to sophisticated investors under Section 4(2) of the Securities Act of 1933.


ITEM 27. EXHIBITS

                INDEX TO EXHIBITS


EXHIBIT NO.  IDENTIFICATION OF EXHIBIT
(a)     Exhibits
3.i      Articles of Incorporation
3.ii     By-Laws
4.i      Form of Specimen of common stock
5        Consent and Opinion of Legal Counsel, Jody
            Walker, Esq.
10.1     Asset Purchase Agreement dated October 2004
10.2     Commodities Contract with Victoria Coffees dated
         August 2, 2005
10.3     Lockup Agreements
10.4     Martell Strategic Alliance Agreement dated September 23,
         2005
10.5     Triland Control Agreement dated September 23, 2005
10.6     Triland Customer Agreement
      23.1     Consent of Independent Registered Accounting Firm

ITEM 28. UNDERTAKINGS

   (a) The undersigned registrant undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

        ii. Reflect in the prospectus any facts or events arising after the effective date of which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC in accordance with Rule 424(b) of this chapter, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        iii. Include any additional or changed material on the plan of distribution.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) i. That, for the purpose of determining liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant as provided in Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        ii. For determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

   (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant as provided in the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the

Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

              SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Westin, State of Florida on the 12th day of January, 2006.

Cross Atlantic Commodities, Inc.

/s/Michael Enemaerke
------------------------------
By: Michael Enemaerke, President/CEO

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Cross Atlantic, Inc.
(Registrant)
By: /s/Michael Enemaerke                      Dated: January 12, 2006
    ----------------------
    Michael Enemaerke
Director, Chief Executive Officer
(As a duly authorized officer on behalf of the Registrant and as
Principal Executive Officer)


By: /s/Kim Beck Nielsen                        Dated: January 12, 2006
    ----------------------
    Kim Beck Nielsen
Chief Financial Officer, Controller and Director
(As a duly authorized officer on behalf of the Registrant and as
Principal Financial and Accounting Officer)

By: /s/Jesse Starkman                          Dated: January 12, 2006
    ----------------------
    Jesse Starkman
Director

1